Exhibit 10.12

SERIES B PREFERRED SHARE PURCHASE AGREEMENT

This SERIES B PREFERRED SHARE PURCHASE AGREEMENT (the “Agreement”) is made and entered into on January 10, 2017 by and among:

1.	Burning Rock Biotech Limited, an exempted company duly incorporated and valid existing under the Laws of the Cayman Islands (the “Company”);

2.	BR Hong Kong Limited, a limited liability company incorporated under the Laws of Hong Kong (the “HK Company”);

3.	Burning Rock China (北京博宁洛克生物科技有限公司), a wholly foreign owned enterprise duly incorporated and validly existing under the Laws of the PRC (the “WFOE”);

4.	Burning Rock Biotechnology (Shanghai) Co., Ltd. (燃石生物科技（上海）有限公司), a company duly incorporated and validly existing under the Laws of the PRC (the “Shanghai Subsidiary”);

5.	Burning Rock (Beijing) Biotechnology Co., Ltd. (燃石（北京）生物科技有限公司), a company duly incorporated and validly existing under the Laws of the PRC (the “Beijing Subsidiary”);

6.

Guangzhou Burning Rock Medical Laboratories Co., Ltd. (广州燃石医学检验所有限公司), a company duly incorporated and validly existing under the Laws of the PRC and a wholly-owned subsidiary of the Beijing Subsidiary (the “Guangzhou Laboratories Subsidiary”);

7.

Guangzhou Burning Rock Medical Equipment Co., Ltd. (广州燃石医疗器械有限公司), a company duly incorporated and validly existing under the Laws of the PRC and a wholly-owned subsidiary of the Beijing Subsidiary (the “Guangzhou Equipment Subsidiary”), together with the Shanghai Subsidiary, the Beijing Subsidiary and the Guangzhou Laboratories Subsidiary, the “Domestic Companies”, and each a “Domestic Company”, the Domestic Companies together with the Company, HK Company and WFOE and any subsidiary or affiliate of the foregoing (if any), collectively the “Group Companies”);

8.	Each of the individuals listed on Schedule I-A attached hereto (each such individual, a “Founder” and, collectively, the “Founders”);

9.	BRT Bio Tech Limited, an exempted company duly incorporated and valid existing under the Laws of the British Virgin Islands (the “Holding Entity”);

10.

Each of the individuals listed on Schedule I-B attached hereto (each such individual, “Management Shareholder” and, collectively, the “Management Shareholders”, and together with the Founders and the Holding Entity, the “Key Holders” and each a “Key Holder”); and

11.	Each of the Persons listed on Schedule II attached hereto (each such Person, an “Investor”, collectively, the “Investors”).

Each of the parties to this Agreement is referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used herein shall have the meaning set forth in Schedule III attached hereto.

RECITALS

WHEREAS, the Company owns 100% equity interest in the HK Company, the HK Company owns 100% of the equity interest of the WFOE which in turn Controls the Beijing Subsidiary by Captive Structure.

WHEREAS, the WFOE and the Domestic Companies are mainly engaged in the business of biological science (the “Business”). The Company seeks expansion capital to grow the Business and, correspondingly, seeks to secure an investment from the Investors, on the terms and conditions set forth herein.

WHEREAS, the Investors desire to purchase from the Company the Series B Preferred Shares (as defined in Section 1.1) and the Company desires to sell the Series B Preferred Shares to the Investors pursuant to the terms and subject to the conditions of this Agreement.

WHEREAS, the Parties desire to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	PURCHASE AND SALE OF SERIES B PREFERRED SHARES.

1.1	Sale and Issuance of the Shares.

Subject to the terms and conditions of this Agreement, at the Closing (as defined below), each Investor, severally and not jointly, agrees to subscribe for and purchase, and the Company agrees to issue and sell to the Investors, that number of series B preferred share of par value of US$ 0.0001 (the “Series B Preferred Shares”) set forth opposite such Investor’s name on Schedule II attached hereto, with each Investor to pay as consideration for such Series B Preferred Shares the aggregate purchase price set forth opposite such Investor’s name on Schedule II attached hereto (the “Purchase Price”).

The capitalization table of the Company immediately prior to and after the Closing is enclosed hereto as Schedule I-C and Schedule I-D respectively.

1.2	Closing.

(a)

Closing. Subject to the fulfillment of the conditions set forth in Section 2 and Section 3 below (other than conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of such conditions), the consummation of the sale of the Series B Preferred Shares (the “Closing”) shall take place remotely via the exchange of documents and signatures at such time and place as the Company and the Investors may mutually agree upon at the Closing.

(b)

Delivery by the Company at Closing. Provided that the Closing shall take place no later than ten (10) Business Days following the satisfaction or waiver of the applicable conditions with respect to the Closing separately and not jointly by the Investors set forth in Section 2 and Section 3 below. At the Closing, in addition to any items the delivery of which is made an express condition to the Investor’s obligations at the Closing pursuant to Section 2 below, the Company shall deliver to each Investor:

(i)

the updated register of members of the Company, certified by the registered agent of the Company, reflecting the issuance to such Investor of the Series B Preferred Shares being purchased by such Investor at the Closing, the Share Redemption and the Issuance of the Series A+ Preferred Shares;

(ii)	the updated register of directors of each of the Company, certified by the registered agent of the Company, evidencing the appointment of the directors as contemplated by Section 2.20 hereof; and

(iii)	the copies of the duly executed and sealed certificate or certificates issued in the name of such Investor representing the Series B Preferred Shares being purchased by such Investor at the Closing.

(c)	Payment by the Investors.

(i)

No later than five (5) Business Days upon the Closing, each Investor (except for Evergreen) shall deposit its respective portion of the Purchase Price as indicated opposite such Investor’s name on Schedule II by wire transfer of immediately available U.S. dollar funds into the Closing Account. Notwithstanding the foregoing, at the Closing, (i) the Company and LYFE agree to cancel the two Convertible Promissory Notes entered into by and between the Company and LYFE dated August 27, 2015 and August 30, 2016 respectively, in consideration of which, all of the Purchase Price of Series B Preferred Shares committed by LYFE hereunder shall be deemed to have been paid in full; (ii) the Company and SCC Venture V Holdco I, Ltd. agree to cancel the Convertible Promissory Note entered into by and between the Company and SCC Venture V Holdco I, Ltd. dated August 27, 2015, in consideration of which, all of the Purchase Price of Series B Preferred Shares committed by SCC Venture V Holdco I, Ltd. hereunder shall be deemed to have been paid in full; (iii) the Company and CTD agree to cancel the Convertible Promissory Note entered into by and between the Company and CTD dated August 27, 2015, in consideration of which, all of the Purchase Price of Series B Preferred Shares committed by CTD hereunder shall be deemed to have been paid in full; and (iv) the Company and Anssence agree to cancel the Convertible Promissory Notes entered into by and between the Company and Anssence dated August 27, 2015, in consideration of which, all of the Purchase Price of Series B Preferred Shares committed by Anssence hereunder shall be deemed to have been paid in full. No later than five (5) Business Days upon the Closing, each Investor (except for Evergreen) shall deposit its respective portion of the Purchase Price as indicated opposite such Investor’s name on Schedule II by wire transfer of immediately available U.S. dollar funds into the Closing Account.

(ii)

Notwithstanding anything to the contrary provided in the Transaction Documents, Evergreen shall deposit its respective portion of the Purchase Price as indicated opposite such Investor’s name on Schedule II by wire transfer of immediately available U.S. dollar funds into the Closing Account at any time no later than forty-five (45) Business Days upon the Closing. In case that such Purchase Price has not been paid within sixty (60) Business Days upon the Closing, the Company is entitled to, at its sole discretion, (i) forfeit the Series B Preferred Shares issued to Evergreen at the Closing at nil consideration immediately, and (ii) cancel and terminate the provisions solely with respect to the sale and purchase of the Series B Preferred Shares to Evergreen hereunder.

(d)

Closing Account. Except as provided otherwise herein, payment of the Purchase Price by the Investors to the Company shall be made by remittance of immediately available funds to a bank account designated by the Company acceptable to the Investors (the “Closing Account”).

(e)

Several and Not Joint Obligations. The Investors’ respective obligations, undertakings, warranties, representations and liabilities under this Agreement are several and not joint. In the event that an Investor fails to or decides not to close the purchase and sale of the applicable Series B Preferred Shares contemplated hereunder, each of the other Investors may elect at its sole discretion to proceed or not to proceed with the Closing, provided that if such other Investor elects to proceed with the Closing, the relevant provisions under the Transaction Documents shall be adjusted accordingly as appropriate.

2.	CONDITIONS TO THE OBLIGATIONS OF THE INVESTORS AT CLOSING.

The obligations of each Investor to purchase the applicable Series B Preferred Shares at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived, severally and not jointly, in writing by such Investor:

2.1	Representations and Warranties.

The representations and warranties of the Warrantors contained in Schedule V shall be true, complete and correct in all material respects as of the Closing, except for those representations and warranties (i) that already contain any materiality qualification, which such representations and warranties, to the extent already so qualified, shall instead be true and correct in all respects as so qualified as of such date and (ii) that address matters only as of a particular date, which representations will have been true and correct in all material respects (subject to clause (i)) as of such particular date.

2.2	Performance.

Each Warrantor shall have performed and complied with all obligations and conditions contained in the Transaction Documents that are required to be performed or complied with by them, on or before the Closing.

2.3	Authorizations.

The Warrantors shall have obtained all authorizations, approvals, waivers or permits of any Person or any Governmental Authority necessary for the consummation of all of the transactions contemplated by this Agreement and other Transaction Documents, including without limitation any authorizations, approvals, waivers or permits that are required in connection with the lawful issuance of the Series B Preferred Shares, and all such authorizations, approvals, waivers and permits shall be effective as of the Closing. The Company shall have fully satisfied (including with respect to rights of timely notification) or obtained enforceable waivers in respect of any preemptive or similar rights directly or indirectly affecting any of its shares or securities, as applicable.

2.4	Proceedings and Documents.

All corporate and other proceedings of each Group Company in connection with the transactions contemplated at the Closing and all documents incidental thereto, including without limitation, written approval from all of the current directors and/or shareholders or holders of equity interests of each Group Company, as applicable, with respect to the Transaction Documents and the transactions contemplated thereby, shall be reasonably satisfactory in form and substance to such Investor, and such Investor (or their legal counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested.

2.5	No Material Adverse Effect.

Since the date of this Agreement, no event, circumstance or change shall have occurred that, individually or in the aggregate with one or more other events, circumstances or changes, have had or reasonably could be expected to have a Material Adverse Effect on the Company or any other Group Company.

2.6	Due Diligence.

Such Investors shall have satisfactorily completed their business, legal and financial due diligence review, including but not limited to the receipt by such Investor of the Financial Statements with respect to each Group Company, and the results of the due diligence investigation shall be reasonably satisfactory to such Investor.

2.7	Investment Committee Approval.

Such Investor’s investment committee (or similar governance body) shall have approved the execution of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby.

2.8	Corporate Approval and Documents.

Such Investor shall have received true, complete and correct copies of the resolutions of the Board of Directors and/or shareholders (as appropriate) of the Company and such other agreements, schedules, exhibits, certificates, documents, financial information and filings which are reasonably required in connection with or relating to the transactions contemplated hereby, all in form and substance satisfactory to such Investor.

2.9	Constitutive Documents.

The Company shall have delivered to such Investor (a) copies of the current articles of association (or other comparable corporate Charter Documents), including all amendments thereto, of the Group Companies, and (b) current business licenses or incorporation certificate of the Group Companies.

2.10	Amended and Restated Memorandum and Articles.

The current effective memorandum and articles of association of the Company shall have been amended and restated as set forth in the form attached hereto as Exhibit A (the “Amended M&A”). Such Amended M&A shall have been duly adopted by all necessary actions of the Board of Directors and/or the members of the Company and filed with the appropriate authority(ies) within fifteen (15) days after the adoption, and such adoption shall have become effective prior to the Closing with no alternation or amendment as of the Closing, and reasonable evidence thereof shall have been delivered to such Investor.

2.11	Amended and Restated Shareholders’ Agreement.

The Company, the Key Holders, and the Investors and certain other parties shall have executed and delivered a Second Amended and Restated Shareholders’ Agreement (the “Restated Shareholders’ Agreement”) in the form attached hereto as Exhibit B.

2.12	Amended and Restated Share Restriction Agreement.

The beneficial owner of Ordinary Shares, the Holding Entity, the Company and the Investors shall have executed and delivered a Second Amended and Restated Share Restriction Agreement (the “Restated Share Restriction Agreement”) in the form attached hereto as Exhibit C.

2.13	Indemnification Agreement.

The Company shall have executed and delivered an indemnification agreement with respect to Sequoia Director in the form and substance attached hereto as Exhibit D.

2.14	Management Rights Letter.

The Company shall have executed and delivered to such Investor that is not already an existing shareholder of the Company prior to the Closing a Management Rights Letter in the form attached hereto as Exhibit E.

2.15	Opinion of PRC Counsel and Cayman Counsel.

Such Investor shall have received from PRC legal counsel and Cayman legal counsel of the Company respectively a legal opinion, dated as of the Closing, in a form and substance satisfactory and acceptable to such Investor attached hereto as Exhibit F.

2.16	Letters of Commitment and Non-Compete.

Each Key Employee (including the Founders) listed on Schedule IV shall have entered into a Letter of Commitment and Non-Compete in the form and substance satisfactory and acceptable to such Investor and the Company.

2.17	Employment Agreements.

Each Key Employee (including the Founders) of the Group Companies shall have entered into an employment agreement (the “Employment Agreement”) with the applicable Group Company in form and substance satisfactory and acceptable to such Investor.

2.18	Confidential Information Agreements.

Each Key Employee (including the Founders) shall have entered into a Confidential Information Agreement in a form acceptable to such Investor that shall include provisions relating to the assignment of inventions, non-solicitation and non-competition, and the Company shall provide evidence of such agreements to the counsel(s) of such Investor.

2.19	Compliance Certificate.

Such Investor shall have received a certificate executed and delivered by the chief executive officer of the Company in the form attached hereto as Exhibit G.

2.20	Board of Directors.

As of the Closing, the authorized size of the Board of Directors of the Company shall be six (6) and the Board of Directors shall be comprised of two (2) directors appointed by HAN Yusheng (汉雨生) (including HAN Yusheng (汉雨生) himself) and four (4) directors appointed by the Preferred Shareholders (including one (1) director appointed by Sequoia and other three (3) directors appointed according to the Restated Shareholders’ Agreement). The Company shall deliver a copy of an updated register of directors reflecting the forgoing composition of the Board of Directors to Sequoia, certified as a true and correct copy by the Company’s registered agent. Each director shall have one (1) vote for each of the matters submitted to the Board of Directors, except that HAN Yusheng (汉雨生) shall have four (4) votes.

2.21	Board Observer.

The Company’s Amended M&A shall have provided that any Investors holding any Preferred Share but not represented in the Board of Directors shall have the right to appoint an observer (the “Board Observer”) to the Board of Directors and each committee thereof to attend board or board committee meetings of the Company or any other Group Companies in a non-voting observer capacity.

2.22	Share Redemption.

The Company shall have entered into a share redemption agreement (the “Share Redemption Agreement”) with the Holding Entity, in the form attached hereto as Exhibit H, pursuant to which a total number of 2,429,217 Ordinary Shares shall be redeemed concurrently with the Closing (such redemption, the “Share Redemption”).

2.23	Issuance of the Series A+ Preferred Shares

The Holding Entity shall have executed an application for shares (the “Application for Shares”) with the Company, in the form attached hereto as Exhibit I, pursuant to which a total number of 261,022 Series A+ Preferred Shares shall be issued to the Holding Entity concurrently with the Closing (such issuance, the “Issuance of the Series A+ Preferred Shares”).

2.24	Convertible Promissory Note

The Company shall have issued a convertible promissory note to Evergreen (the “Promissory Note”), in the form attached hereto as Exhibit J, pursuant to which Evergreen has agreed to provide the Company with a loan in a total principal amount of US$2,000,000.

3.	CONDITIONS OF THE OBLIGATIONS OF THE COMPANY AT CLOSING.

The obligations of the Company to issue and sell the Series B Preferred Shares to an Investor at the Closing are subject to the fulfillment by such Investor, on or before the Closing, of each of the following conditions, unless otherwise waived by writing:

3.1	Representations and Warranties.

The representations and warranties of such Investor contained in Schedule VII shall be true, complete and correct in all material respects as of the Closing.

3.2	Performance.

Such Investor shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

3.3	Qualifications.

All authorizations, approvals or permits, if any, of any Governmental Authority that are required in connection with the lawful issuance and sale of the Series B Preferred Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

3.4	Restated Shareholders’ Agreement.

Such Investor shall have executed and delivered the Restated Shareholders’ Agreement.

4.	REPRESENTATIONS AND WARRANTIES OF THE WARRANTORS.

The Warrantors, jointly and severally, represent and warrant to the Investors that the statements contained in Schedule V attached hereto are true, correct and complete with respect to (i) each Warrantor, on and as of the Execution Date, and (ii) each Warrantor, on and as of the Closing (with the same effect as if made on and as of the date of the Closing), except as set forth on the Disclosure Schedule attached hereto as Schedule VI (the “Disclosure Schedule”), which exceptions shall be deemed to be representations and warranties as if made hereunder.

5.	REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.

Each Investor, severally and not jointly, represents and warrants to the Company that the statements contained in Schedule VII attached hereto are true, correct and complete with respect to such Investor as of the Closing.

6.	UNDERTAKINGS.

6.1	Access.

From the date hereof until the Closing, the Warrantors shall permit the Investors, or any representative thereof, to (a) visit and inspect the properties of the Group Companies, (b) inspect the contracts, books of account, records, ledgers, and other documents and data of the Group Companies, (c) discuss the business, affairs, finances and accounts of the Group Companies with officers and employees of the Group Companies, and (d) review such other information as the Investors reasonably request, in such a manner so as not to unreasonably interfere with their normal operations.

6.2	Ordinary Course of Business.

From the Execution Date until the earlier of the Termination Date or the Closing, the Founders shall cause each of the Group Companies to be conducted in the ordinary course of Business and shall use its commercially reasonable efforts to maintain the present character and quality of the business, including without limitation, its present operations, physical facilities, working conditions, goodwill and relationships with lessors, licensors, suppliers, customers, employees and independent contractors. Commencing with the execution and delivery of this Agreement and continuing until the earlier of the Termination Date or the Closing.

6.3	Option Plan.

(a)

As soon as practicable after the Closing, subject to additional reservation as contemplated under Section 6.13(f) below, the Company shall adopt an employee share incentive plan for the issuances of up to 7,381,197 Ordinary Shares for issuance to officers, directors, employees and consultants of the Company (the “Option Plan”); provided, however, that the terms of the Option Plan shall be consistent with the terms of the Amended M&A and the Restated Shareholders’ Agreement, and shall be approved pursuant to Section 7.2 of the Restated Shareholders’ Agreement.

(b)

As soon as practicable after the Closing, the Group Companies and the Founders shall use, and shall cause the WFOE and Domestic Companies to use their commercially reasonable efforts to obtain (or cause the Subsidiaries to obtain) all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary to adopt the Option Plan in compliance with the Laws of the PRC, and will cooperate fully with the Investors in promptly seeking to obtain all such authorizations, consents, orders and approvals.

6.4	Exclusivity.

From the Execution Date until the earlier of the Termination Date or the Closing, Warrantors shall not, and they shall not permit any of their representatives or any Group Company to, directly or indirectly (i) discuss the sale of any equity securities or any other instruments convertible into the equity securities of any Group Company with any third party, or (ii) provide any information with respect to any Group Company to a third party in connection with a potential investment by such third party in any equity securities or any other instruments convertible into the equity securities of such Group Company, or (iii) close any financing transaction of any equity securities or any other instruments convertible into the equity securities of any Group Company with any third party (the “Exclusivity Period”). This Section 6.4 shall terminate and be of no further force and effect immediately following the Closing.

6.5	Use of Proceeds.

In accordance with the directions of the Company’s Board of Directors, as it shall be constituted in accordance with the Restated Shareholders’ Agreement, the Company will use the proceeds from the sale of the Series B Preferred Shares for general working capital, ordinary business expansion and other general corporate purposes for the Group Companies. In no event shall the proceeds from the sale of the Series B Preferred Shares be applied or used to repay or settle any indebtedness of the Company and/or the Group Companies, except for the repayment of the loan under the Convertible Promissory Note issued to Shanghai Kangjing Equity Investment Fund Partnership (Limited Partnership)(上海康景股权投资基金合伙企业（有限合伙）) by the Company dated August 27, 2016.

6.6	Notice of Certain Events.

If at any time before the Closing, any Warrantor comes to know of any material fact or event which: (i) is in any way inconsistent with any of the representations and warranties in this Agreement; (ii) suggests that any fact warranted hereunder may not be as warranted or may be misleading; or (iii) might affect the willingness of a prudent investor to purchase the shares of the Company on the terms contained in the Transaction Documents or the amount of the consideration a prudent investor would be prepared to pay for the shares of the Company; then the Warrantors shall immediately notify each of the Investors in writing, describing the fact or event in reasonable detail.

6.7	Compliance.

The Company and each Group Company shall comply with all applicable laws and regulations of any jurisdiction in all material respects, including without limitation compliance with all contributions required to be made under the PRC social insurance and the PRC housing schemes and requirements under the Employee Benefit Plans, and shall provide satisfactory evidence of the same to the Investors as may be requested by such Investors.

6.8	Filing of Amended M&A.

Within fifteen (15) calendar days following the Closing, the Amended M&A shall have been duly filed with the Registrar of Companies of the Cayman Islands.

6.9	SAFE Registration Amendment.

Each direct and indirect equity interest holder of the Company who are “Domestic Resident(s)” as defined in Circular 37 and are subject to any of the registration or reporting requirements of Circular 37 shall apply for and obtain an amendment to his/her SAFE registration certificates with the applicable Governmental Authorities within sixty (60) days following the Closing in form and substance reasonably satisfactory to the Investors.

6.10	Capital Increase Agreement

As soon as practicable but in no event later than ninety (90) days after the Closing or such other later date as agreed by holders of at least sixty percent (60%) of the then issued and outstanding Series B Preferred Shares, the Warrantors shall cause the Beijing Subsidiary to enter into a capital increase agreement with HAN Yusheng (汉雨生), in form and substance reasonably satisfactory to the Investors, pursuant to which the HAN Yusheng (汉雨生) agrees to purchase certain percentage of equity interest of the Beijing Subsidiary in consideration of RMB1,500,000 (such purchase, the “Capital Increase”), and immediately after the Capital Increase and the Equity Adjustment (as defined below), the shareholding percentage in the Beijing Subsidiary of HAN Yusheng (汉雨生) in aggregate shall be equivalent to the then shareholding percentage in the Company of the Shares held indirectly by HAN Yusheng (汉雨生) through the Holding Entity plus the Shares reserved under the Option Plan. Further, each of the Warrantors hereby acknowledges and confirms that the foregoing consideration of RMB1,500,000 has been fully pre-paid to the Beijing Subsidiary prior to the Closing.

6.11	Trustee Shareholders in Beijing Subsidiary.

As soon as practicable but in no event later than ninety (90) days after the Closing or such other later date as agreed by holders of at least sixty percent (60%) of the then issued and outstanding Series B Preferred Shares, the Warrantors shall cause (i) the shareholders of the Beijing Subsidiary to enter into such necessary documents with the nominees appointed by the Investors to adjust the equity percentage in the Beijing Subsidiary of such nominees accordingly to mirror the shareholding percentage in the Company held by such Investors respectively (the “Equity Adjustment”); (ii) the Cooperation Documents to be duly restated and executed in accordance with the foregoing adjustment of the equity percentage in the Beijing Subsidiary; (iii) the holding of equity interest of the nominees of the Investors as contemplated under this Section 6.10 to be filed with the SAIC or its local branch equity, and (iv) the share pledge under the restated Cooperation Documents to be registered with the SAIC or its local branch equity.

6.12	Amendment of Articles of Association of Beijing Subsidiary.

The Founders and the Group Companies shall cause the Beijing Subsidiary to amend its articles of association, to the satisfaction of the Investors, to reflect veto rights of the Preferred Shareholders under Section 6 of Schedule A of the Amended M&A of the Company that are applicable to Beijing Subsidiary and provide the Investors with satisfactory evidence, within ninety (90) days following the Closing.

6.13	Licenses and Permits.

As soon as possible after the Closing, the Guangzhou Subsidiary and Beijing Subsidiary (as applicable) shall have obtained the Acceptance Certificate for Clinical Gene Amplification Testing Laboratory (《临床基因扩增检验实验室技术验收合格证》) and any other licenses and permits required for conducting the Business from competent Government Authorities.

6.14	Performance Commitment.

(a)

Each of the Parties hereby acknowledges, confirms and agrees that, the pre-money valuation of the Company on a fully-diluted and as-converted basis (the “Pre-Money Valuation”) applied for the subscription of the Series B Preferred Shares contemplated hereunder at the Closing, which is RMB1,600,000,000 in equivalent US Dollars (the “Initial Pre-Money Valuation”), is based on the following performance projections of the Group Companies: (i) the audited sales revenue of the Group Companies’ primary business on a consolidated basis of the fiscal year of 2017 of the Company (commencing from January 1, 2017 till December 31, 2017) prepared in accordance with the PRC GAAP and audited and certified by an accounting firm acceptable to the Investors (the “Qualified Auditor”, and such audited sales revenue, the “Sales Revenue of 2017”) would be no less than RMB160,000,000 (the “Qualified Sales Revenue”), and (ii) the net loss of the Group Companies on a consolidated basis of the fiscal year of 2017 of the Company (commencing from January 1, 2017 till December 31, 2017) prepared in accordance with the PRC GAAP and audited and certified by the Qualified Auditor (the “Net Loss of 2017”) would be no more than RMB50,000,000 (the “Qualified Net Loss”). The Warrantors shall cause the Qualified Auditor to provide the Sales Revenue of 2017 and the Net Loss of 2017 in reasonable details to the Investors no later than March 31, 2018. For the avoidance of doubt, any reasonable fees, costs and expenses incurred by the Company in connection with the transactions as contemplated under any employee share incentive plan of the Company (including but not limited to the Option Plan) shall not be calculated as the Net Loss of 2017.

(b)

If the Sales Revenue of 2017 is less than the Qualified Sales Revenue (such Sales Revenue of 2017, the “Non-Qualified Sales Revenue”), the Pre-Money Valuation shall be immediately adjusted to according to the following formula:

the adjusted Pre-Money Valuation = ten (10) times of the Non-Qualified Sales Revenue.

For the purpose of this Section 6.13, the decrease from the Initial Pre-Money Valuation to the above adjusted Pre-Money Valuation, the “Sales Revenue Adjustment”.

(c)

If the Net Loss of 2017 is more than the Qualified Net Loss (such Net Loss of 2017, the “Non-Qualified Net Loss”, and the difference between the Non-Qualified Net Loss and the Qualified Net Loss, the “Net Loss Difference”), the holders of at least fifty percent (50%) of the then issued and outstanding Series B Preferred Shares (including Sequoia and LYFE as long as they hold any Series B Preferred Share) is entitled to request the Pre-Money Valuation to be immediately adjusted according to the following formula by serving a written notice upon the Company:

the adjusted Pre-Money Valuation = the Initial Pre-Money Valuation – 10 × the Net Loss Difference.

For the purpose of this Section 6.13, the decrease from the Initial Pre-Money Valuation to the above adjusted Pre-Money Valuation, the “Net Loss Adjustment”.

(d)

For avoidance of doubt, the Sales Revenue Adjustment and the Net Loss Adjustment set forth in Section 6.13(b) and Section 6.13(c) above are cumulative with each other, and not in lieu thereof. Therefore, in the event of occurrence of the Sales Revenue Adjustment and/or the Net Loss Adjustment, the Pre-Money Valuation shall be immediately adjusted according to the following formula:

the adjusted Pre-Money Valuation (the “Adjusted Pre-Money Valuation”) = the Initial Pre-Money Valuation – the Sales Revenue Adjustment (if any) – the Net Loss Adjustment (if any).

(e)

In the event of occurrence of the Sales Revenue Adjustment and/or the Net Loss Adjustment, each Investor is entitled to request the Company to issue additional new Series B Preferred Shares at nil consideration such that after the new issuance the total number of Series B Preferred Shares held by such Investor is adjusted according to the following formula:

total number of Series B Preferred Shares held by such Investor immediately after the adjustment = total number of Series B Preferred Shares held by such Investor immediately prior to the adjustment × the Pre-Money Valuation / the Adjusted Pre-Money Valuation,

and further, the Series B Preferred Issue Price with respect to such Investor as defined in the Amended M&A shall also be adjusted and amended according to the following formula:

Series B Preferred Issue Price immediately after such adjustment = Series B Preferred Issue Price (as defined in the Amended M&A) / the Pre-Money Valuation × the Adjusted Pre-Money Valuation.

(f)

If (i) the Sales Revenue of 2017 is no less than RMB190,000,000, and (ii) the ratio of the Net Loss of 2017 to the Sales Revenue of 2017 is no more than the ratio of the Qualified Net Loss to the Qualified Sales Revenue, each of the Parties hereby agrees that, additional Ordinary Shares shall be reserved for issuance under the Option Plan and additional Ordinary Shares shall be issued to the Holding Entity at nil consideration, which results that (i) the shareholding percentage of the total Ordinary Shares reserved for issuance under the Option Plan in the Company on a fully-diluted and as-converted basis shall be increased by 0.5% immediately after the foregoing reservation and issuance; (ii) the shareholding percentage of the Holding Entity then in the Company on a fully-diluted and as-converted basis shall remain the same as that immediately prior to the foregoing reservation and issuance, and (iii) the shareholding percentage of the Preferred Shareholders (other than the Holding Entity) then in the Company on a fully-diluted and as-converted basis shall be diluted on a pro rata basis as a result of the foregoing reservation and issuance.

7.	CURE OF BREACHES; INDEMNITY.

7.1	Except as disclosed in the Disclosure Schedule, in the event of:

(a)	any material breach or violation of, or inaccuracy or misrepresentation in, any representation or warranty made by the Warrantors contained herein or any of the other Transaction Documents;

(b)	any material breach or violation of any covenant or agreement contained herein or any of the other Transaction Documents;

(c)

any undisclosed liabilities with respect to any Group Company which incurred prior to the Closing, regardless of whether such non-disclosure constitutes a breach of representation or warranties of the Warrantors hereunder;

(d)

any dispute with or claim by any employee of the Domestic Companies including, without limitation, any severance or similar payment required to be made by any Group Company to its former employees, any underpayment of social insurance and housing schemes and any omission or failure on the part of the Domestic Companies to pay any social insurance or any housing schemes or enter into the relevant employment agreements with such employees under the applicable Laws which incurred on or before the Closing;

(e)	any dispute with or claim by the contracting party of any Group Company in connection with any agreements or contracts that any Group Company has entered into prior to the Closing;

(f)	any non-compliance by the Group Companies, the Key Holders with PRC Law of foreign exchange in connection to the Company’s operation and business prior to the Closing; or

(g)	any liability resulting from the operating the Business by the Group Companies without appropriate permits, licenses or authorizations for such Business prior to the Closing;

(each of (a)—(g), a “Breach”, the Warrantors shall, jointly and severally, cure such Breach (to the extent that such Breach is curable) to the satisfaction of the Investors (it being understood that any cure shall be without recourse to cash or assets of any of the Group Companies). Notwithstanding the foregoing, the Warrantors shall also, jointly and severally, indemnify the Investors and their respective Affiliates, limited partners, members, stockholders, directors employees, agents and representatives (each, an “Indemnitee”) for any and all losses, liabilities, damages, liens, claims, obligations, settlements, deficiencies, costs and expenses, including without limitation reasonable advisor’s fees and other reasonable expenses of investigation, defense and resolution of any Breach paid, suffered, sustained or incurred by the Indemnitees (each, an “Indemnifiable Loss”), resulting from, or arising out of, or due to, any Breach.

7.2

Notwithstanding the foregoing, the Warrantors shall, jointly and severally, indemnify and keep indemnified the Indemnitees and hold them harmless against any and all Indemnifiable Losses resulting from, or arising out of, or due to, any claim for tax which has been made or may hereafter be made against the Domestic Companies and any other Group Company wholly or partly in respect of or in consequence of any event occurring or any income, profits or gains earned, accrued or received by the Domestic Companies and any Group Company on or before the Closing and any reasonable costs, fees or expenses incurred and other liabilities which the Domestic Companies and any Group Company may properly incur in connection with the investigation, assessment or the contesting of any claim, the settlement of any claim for tax, any legal proceedings in which the Domestic Companies claims in respect of the claim for tax and in which an arbitration award or judgment is given for the Domestic Companies or Group Company and the enforcement of any such arbitration award or judgment, provided, however, that the Key Holders shall be under no liability in respect of taxation:

(a)	that is promptly cured without recourse to cash or other assets of any Group Company;

(b)	to the extent that provision, reserve or allowance has been made for such tax in the audited consolidated Financial Statements of the Company;

(c)	if it has arisen in and relates to the ordinary course of business of the Domestic Companies since the Statement Date;

(d)

to the extent that the liability arises as a result only of a provision or reserve in respect of the liability made in the Financial Statements being insufficient by reason of any increase in rates of tax announced after the Closing with retrospective effect; or

(e)	to the extent that the liability arises as a result of legislation which comes into force after the Closing and which is retrospective in effect.

The survival period for any indemnity obligation relating to claims for tax matters arising under this Section 7.2 shall be the applicable statute of limitations for tax claims.

7.3

Subject to the second paragraph of Section 7.1, in the event that an Indemnitee suffers an Indemnifiable Loss as provided in Section 7.1 or Section7.2 and the Group Companies are either unwilling or unable to fulfill their obligations under Section 7.1 or Section 7.2 to indemnify the Indemnitees for the full amount of such Indemnifiable Loss within sixty (60) days of receipt of written notice thereof from the Investors (the “Grace Period”), then the Key Holders, shall indemnify the Indemnitees such that the Indemnitees shall receive the full amount of such Indemnifiable Loss, provided that, to the extent such Indemnitees have recovered any Indemnifiable Loss from the Group Companies before the expiration of the Grace Period, the Key Holders shall not be obligated to indemnify the Indemnified Party with respect to such amount; provided, further, that the failure of any Group Company to pay any Indemnifiable Loss to such Indemnitees is not solely due to disapproval of such payment by the Investors or the director appointed by the Investors.

7.4

If a Investor or other Indemnitee believes that it has a claim that may give rise to an obligation of any Warrantor pursuant to this Section 7, it shall give prompt notice thereof to the Warrantors and the other Investors stating specifically the basis on which such claim is being made, the material facts related thereto, and the amount of the claim asserted. Any dispute related to this Section 7 shall be resolved pursuant to Section 8.15.

7.5

Notwithstanding any other provision of this Agreement or the other Transaction Documents, the maximum aggregate liability of the Group Companies for indemnification to any Indemnitee under this Section 7 shall be limited to the aggregate Purchase Price paid by the Indemnitee or its Affiliates plus all dividends accrued and unpaid with respect to such shares held by the Indemnitee or its Affiliates) (the “Group Indemnification Cap”); the maximum aggregate liability of each Key Holder for indemnification to any Indemnitee under this Section 7 shall be limited to the equity interest of such Key Holder in the Group Companies (the “Holder Indemnification Cap”).

8.	MISCELLANEOUS.

8.1	Survival of Warranties.

Unless otherwise set forth in this Agreement, the representations and warranties of the Warrantors contained in or made pursuant to this Agreement shall survive for two (2) years from the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Investors or the Company.

8.2	Confidentiality.

(a)

Disclosure of Terms. The terms and conditions of this Agreement, any term sheet or memorandum of understanding entered into pursuant to the transactions contemplated hereby, all exhibits and schedules attached hereto and thereto, and the transactions contemplated hereby and thereby (collectively, the “Transaction Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any Party (including its respective shareholders and representatives) hereto to any third party except as permitted in accordance with the provisions set forth below.

(b)

Permitted Disclosures. Notwithstanding the foregoing, the Company may disclose (i) the existence of the investment to its bona fide prospective investors, employees, bankers, lenders, accountants, legal counsels and business partners, or to any person or entity to which disclosure is approved in writing by the Investors, such approval not to be unreasonably withheld; and (ii) the transaction terms to its current shareholders, employees, bankers, lenders, accountants and legal counsels, in each case only where such persons or entities are under appropriate nondisclosure obligations substantially similar to those set forth in this Section 8.2, or to any person or entity to which disclosure is approved in writing by the Investors, which such approval is not to be unreasonably withheld. The Investors may disclose (x) the existence of the investment and the Transaction Terms to any Affiliate, partner, limited partner, former partner, potential partner or potential limited partner of the Investor or other third parties and (y) the fact of the investment to the public, in each case as it deems appropriate in its sole discretion. Any Party hereto may also provide disclosure in order to comply with applicable Laws, as set forth in Section 8.2(c) below.

(c)

Legally Compelled Disclosure. In the event that any Party is requested or becomes legally compelled (including without limitation, pursuant to any applicable tax, securities, or other Laws and regulations of any jurisdiction) to disclose the existence of this Agreement or content of any of the Transaction Terms as confirmed by advice from counsel, such party (the “Disclosing Party”) shall provide the other parties with prompt written notice of that fact and shall consult with the other parties regarding such disclosure. At the request of another party, the Disclosing Party shall, to the extent reasonably possible and with the cooperation and reasonable efforts of the other parties, seek a protective order, confidential treatment or other appropriate remedy. In any event, the Disclosing Party shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

(d)

Other Exceptions. Notwithstanding any other provision of this Section 8.2, the confidentiality obligations of the Parties shall not apply to: (i) information which a restricted Party learns from a third party having the right to make the disclosure, provided the restricted Party complies with any restrictions imposed by the third party; (ii) information which is rightfully in the restricted Party’s possession prior to the time of disclosure by the protected Party and not acquired by the restricted Party under a confidentiality obligation; or (iii) information which enters the public domain without breach of confidentiality by the restricted Party.

(e)

Press Releases, Etc. No announcements regarding the Investors’ investment in the Company may be made by any Party hereto in any press conference, professional or trade publication, marketing materials or otherwise to the public without the prior written consent of the Investors and the Company, provided, that any such announcement made by any partner, limited partner, bona fide potential partner or bona fide potential limited partner of the Investors shall not be subject to the consent of the Company.

(f)

Other Information. The provisions of this Section 8.2 shall terminate and supersede the provisions of any separate nondisclosure agreement executed by any of the Parties with respect to the transactions contemplated hereby.

8.3	Transfer; Successors and Assigns.

The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Save as expressly provided in this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement. This Agreement and the rights and obligations therein may not be assigned by the Key Holders and the Group Companies without the written consent of the Investors; provided, however, that each Investor may assign this Agreement or any of its rights and obligations hereunder to one or more Affiliated Funds of such Investor without the consent of the Key Holders and the Group Companies.

8.4	Governing Law.

This Agreement shall be governed by and construed in accordance with the Law of Hong Kong as to matters within the scope thereof, without regard to its principles of conflicts of laws.

8.5	Counterparts; Facsimile.

This Agreement may be executed and delivered by facsimile or other electronic signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.6	Titles and Subtitles.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.7	Notices.

All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been delivered by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after delivery by an internationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on Schedule VIII, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 8.7.

8.8	No Finder’s Fees.

Each Party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each Investor or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

8.9	Fees and Expenses.

The Company shall pay all of its own costs and expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement and other Transaction Documents and the transactions contemplated hereby and thereby. The Company shall pay all reasonable costs and expenses incurred or to be incurred by Sequoia, provided that such expenses and costs shall not exceed RMB200,000 (the “Expenses”) on the date of the Closing if the Closing has occurred.

8.10	Attorney’s Fees.

If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Transaction Documents, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

8.11	Amendments and Waivers.

Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (i) the Company and (ii) the Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Company, the Investors and all the other Parties. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination or waiver applies to all Investors in the same fashion. The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any Party hereto that did not consent in writing to such amendment, termination or waiver. Any amendment, termination or waiver effected in accordance with this Section 8.11 shall be binding on all Parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

8.12	Severability.

The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

8.13	Delays or Omissions.

No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

8.14	Entire Agreement.

This Agreement (including the Schedules and Exhibits hereto) and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

8.15	Dispute Resolution.

(a)

Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be subject to resolution through consultation of the parties to such dispute, controversy or claim. Such consultation shall begin within seven (7) days after one Party hereto has delivered to the other Parties involved a written request for such consultation. If within thirty (30) days following the commencement of such consultation the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of any Party with notice to the other Parties.

(b)

The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”). There shall be three arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list. The Chairman of the HKIAC shall select the third arbitrator. If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC.

(c)

The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the HKIAC in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 8.15, including the provisions concerning the appointment of arbitrators, the provisions of this Section 8.15 shall prevail.

(d)	The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive Law of Hong Kong and shall not apply any other substantive law.

(e)

Each Party hereto shall cooperate with any party to the dispute in making full disclosure of and providing complete access to all information and documents requested by such party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on the Party receiving the request.

(f)	The award of the arbitration tribunal shall be final and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award.

(g)	Any party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

8.16	No Commitment for Additional Financing.

The Company acknowledges and agrees that no Investor has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Series B Preferred Shares as set forth herein and subject to the conditions set forth herein. In addition, the Company acknowledges and agrees that (i) no oral statements made by any Investor or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by any Investor or its representatives and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by such Investor and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Each Investor shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

8.17	Rights Cumulative.

Each and all of the various rights, powers and remedies of a Party will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party.

8.18	No Waiver.

Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

8.19	No Presumption.

The Parties acknowledge that any applicable law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

8.20	Exculpation Among Investors.

Each Investor acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Series B Preferred Shares.

8.21	Third Party Beneficiaries.

Each of the Indemnitees shall be a third party beneficiary of this Agreement with the full ability to enforce Section 7 of this Agreement as if it were a Party hereto.

8.22	Termination of Agreement.

(a)	This Agreement may be terminated before the Closing as follows:

(1)	by mutual written consent of the Company and the Investors as evidenced in writing signed by each of the Company and the Investors;

(2)

by the Investors in the event of any material breach or violation of any representation or warranty, covenant or agreement contained herein or in any of the other Transaction Documents by any Warrantor;

(3)

by the Investors if any event, circumstance or change shall have occurred that, individually or in the aggregate with one or more other events, circumstances or changes, have had or reasonably could be expected to have a Material Adverse Effect on the Group Companies; or

(4)

by any Investor, severally but not jointly, or the Company if the Closing shall not have occurred on or before January 31, 2017. For avoidance of doubt, if the Agreement is terminated by an Investor according to this Section 8.22 (a) (4), the Agreement shall remain valid and enforceable between the Company and any other Investors who have not elected to terminate this Agreement.

(b)

Effect of Termination. The date of termination of this Agreement pursuant to Section 8.22(a) hereof shall be referred to as “Termination Date”. In the event of termination by the Company and/or the Investors pursuant to Section 8.22(a) hereof, written notice thereof shall forthwith be given to the other Party and this Agreement shall terminate, and the purchase of the Series B Preferred Shares hereunder shall be abandoned and rescinded, without further action by the Parties hereto. Each of the Parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the Warrantors or the Investors; provided that no such termination shall relieve any party hereto from liability for any breach of this Agreement. The provisions of this Section 8.22, Section 7, Section 8.2, Section 8.4, Section 8.9, and Section 8.15, hereof shall survive any termination of this Agreement.

8.23	Restriction on the Use of “SEQUOIA” and Confidentiality.

Without the written consent of SEQUOIA, the Group Companies, their shareholders (excluding SEQUOIA), and the Founders, shall not use the name or brand of SEQUOIA or its Affiliate, claim itself as a partner of SEQUOIA or its Affiliate, make any similar representations. Without the written approval of SEQUOIA, the Group Companies, their shareholders (excluding SEQUOIA), and the Founders, shall not make or cause to be made, any press release, public announcement or other disclosure to any third party in respect of this Agreement or SEQUOIA’s subscription of share interest of the Company.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first written above.

GROUP COMPANIES:	Burning Rock Biotech Limited

	By:	/s/ HAN Yusheng
	Name:	HAN Yusheng (汉雨生)
	Title:	Director

BR Hong Kong Limited

By:	/s/ HAN Yusheng
Name:	HAN Yusheng (汉雨生)
Title:	Director

Burning Rock China (北京博宁洛克生物科技有限公司) (Seal)

By:	/s/ HAN Yusheng
Name:	HAN Yusheng (汉雨生)
Title:	Legal Representative

SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first written above.

GROUP COMPANIES:	BURNING ROCK BIOTECHNOLOGY (SHANGHAI) CO., LTD. (燃石生物科技（上海）有限公司) (Seal)

	By:	/s/ HAN Yusheng
	Name:	HAN Yusheng (汉雨生)
	Title:	Legal Representative

BURNING ROCK (BEIJING) BIOTECHNOLOGY CO., LTD. (燃石（北京）生物科技有限公司) (Seal)

By:	/s/ HAN Yusheng
Name:	HAN Yusheng (汉雨生)
Title:	Legal Representative

GUANGZHOU BURNING ROCK MEDICAL LABORATORIES CO., LTD. (广州燃石医学检验所有限公司) (Seal)

By:	/s/ HAN Yusheng
Name:	HAN Yusheng (汉雨生)
Title:	Legal Representative

GUANGZHOU BURNING ROCK MEDICAL EQUIPMENT CO., LTD. (广州燃石医疗器械有限公司) (Seal)

By:	/s/ HAN Yusheng
Name:	HAN Yusheng (汉雨生)
Title:	Legal Representative

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first written above.

FOUNDERS:

By:	/s/ HAN Yusheng
Name:	HAN Yusheng (汉雨生)

By:	/s/ WU Zhigang
Name:	WU Zhigang (吴志刚)

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first written above.

HOLDING ENTITY:	BRT Bio Tech Limited

	By:	/s/ HAN Yusheng
	Name:	HAN Yusheng (汉雨生)
	Title:	Director

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first written above.

MANAGEMENT SHAREHOLDERS:

By:	/s/ SHAO Liang
Name:	SHAO Liang (邵量)

By:	/s/ ZHOU Dan
Name:	ZHOU Dan (周丹)

By:	/s/ YIN Dong
Name:	YIN Dong (尹东)

By:	/s/ ZHANG Xumou
Name:	ZHANG Xumou (张绪谋)

By:	/s/ CHUAI Shaokun
Name:	CHUAI Shaokun (揣少坤)

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first written above.

INVESTORS:	SCC Venture VI Holdco, Ltd.

	By:	/s/ Ip Siu Wai Eva
	Name:	Ip Siu Wai Eva
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first written above.

INVESTORS:	SCC Venture V Holdco I, Ltd.

	By:	/s/ Ip Siu Wai Eva
	Name:	Ip Siu Wai Eva
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first written above.

INVESTORS:	EverGreen SeriesC Limited Partnership acting through CMB International Asset Management Limited招銀國際資產管理有限公司as its general partner

	By:	/s/ JIANG Rongfeng
	Name:	JIANG Rongfeng
	Title:	Director

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first written above.

INVESTORS:	LYFE Capital Stone (Hong Kong) Limited

	By:	/s/ ZHAO Jin
	Name:	ZHAO Jin
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first written above.

INVESTORS:	Crest Top Developments Limited

	By:	/s/ TANG Xudong
	Name:	TANG Xudong
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first written above.

INVESTORS:	Anssence Investments Limited

	By:	/s/ LIU Lin
	Name:	LIU Lin
	Title:	Authorized Signatory

SCHEDULE I-A

List of Founders

Founder	PRC ID Card/Passport Number

HAN Yusheng (汉雨生)	***

WU Zhigang (吴志刚)	***

SCHEDULE I-A

SCHEDULE I-B

List of Management Shareholders

Management Shareholder	PRC ID Card/Passport Number

SHAO Liang (邵量)	***

ZHOU Dan (周丹)	***

YIN Dong (尹东)	***

ZHANG Xumou (张绪谋)	***

CHUAI Shaokun (揣少坤)	***

SCHEDULE I-B

SCHEDULE I-C

Capitalization Table of the Company immediately prior to the Closing

Shareholders	Shares	No. of Shares	% fully diluted
BRT Bio Tech Limited	Ordinary Shares	47,189,062	38.935%
	Series A Preferred Shares	9,822,646	8.105%
	Series A+ Preferred Shares	5,961,754	4.919%
Northern Light Venture Capital III, Ltd.	Series A Preferred Shares	27,285,130	22.512%
Crest Top Developments Limited	Series A Preferred Shares	8,321,965	6.866%
	Series A+ Preferred Shares	1,746,032	1.441%
LYFE Capital Stone (Hong Kong) Limited	Series A+ Preferred Shares	7,301,587	6.024%
SCC Venture V Holdco I, Ltd.	Series A+ Preferred Shares	5,555,556	4.584%
Anssence Investments Limited	Series A+ Preferred Shares	634,921	0.524%
Option Plan (reserved)	Ordinary Shares	7,381,197	6.090%

Total	/	121,199,850	100.000%

SCHEDULE I-C

SCHEDULE I-D

Capitalization Table of the Company immediately after the Closing

Shareholders	Shares	No. of Shares	% fully diluted
BRT Bio Tech Limited	Ordinary Shares	44,759,845	31.699%
	Series A Preferred Shares	9,822,646	6.956%
	Series A+ Preferred Shares	6,222,776	4.407%
Northern Light Venture Capital III, Ltd.	Series A Preferred Shares	27,285,130	19.324%
Crest Top Developments Limited	Series A Preferred Shares	8,321,965	5.894%
	Series A+ Preferred Shares	1,746,032	1.237%
LYFE Capital Stone (Hong Kong) Limited	Series A+ Preferred Shares	7,301,587	5.171%
SCC Venture V Holdco I, Ltd.	Series A+ Preferred Shares	5,555,556	3.935%
Anssence Investments Limited	Series A+ Preferred Shares	634,921	0.450%
SCC Venture V Holdco I, Ltd.	Series B Preferred Shares	1,595,448	1.130%
SCC Venture VI Holdco, Ltd.	Series B Preferred Shares	8,077,148	5.720%
LYFE Capital Stone (Hong Kong) Limited	Series B Preferred Shares	5,897,359	4.177%
EverGreen SeriesC Limited Partnership	Series B Preferred Shares	5,962,969	4.223%
Crest Top Developments Limited	Series B Preferred Shares	574,361	0.407%
Anssence Investments Limited	Series B Preferred Shares	59,450	0.042%
Option Plan (reserved)	Ordinary Shares	7,381,197	5.228%

Total	/	141,198,390	100.000%

SCHEDULE I-D

SCHEDULE II

List of Investors

Investor	Purchase Price	Number of Shares	Series of Preferred Share
SCC Venture VI Holdco, Ltd.	US$16,000,000	8,077,148	Series B Preferred Share
SCC Venture V Holdco I, Ltd.	US$3,002,397	1,595,448	Series B Preferred Share
LYFE Capital Stone (Hong Kong) Limited	US$11,524,041	5,897,359	Series B Preferred Share
EverGreen SeriesC Limited Partnership	US$11,812,030	5,962,969	Series B Preferred Share
Crest Top Developments Limited	US$1,080,863	574,361	Series B Preferred Share
Anssence Investments Limited	US$111,877	59,450	Series B Preferred Share

Total	US$43,531,208	22,166,735

NOTES:

1.

Pursuant to Section 1.3(c), at the Closing, all of the Purchase Price of SCC Venture V Holdco I, Ltd. shall be deemed to have been paid in full by cancellation of indebtedness in the principal sum of US$2,500,000 and any accrued but unpaid interest owed by the Company to SCC Venture V Holdco I, Ltd. under the Convertible Promissory Note entered into by and between the Company and SCC Venture V Holdco I, Ltd. dated August 27, 2016.

2.

Pursuant to Section 1.3(c), at the Closing, all of the Purchase Price of LYFE shall be deemed to have been paid in full by cancellation of indebtedness in the principal sum of US$10,500,000 and any accrued but unpaid interest owed by the Company to LYFE under the two Convertible Promissory Notes entered into by and between the Company and LYFE dated August 27, 2015 and August 30, 2016 respectively.

3.

Pursuant to Section 1.3(c), at the Closing, all of the Purchase Price of Crest shall be deemed to have been paid in full by cancellation of indebtedness in the principal sum of US$900,000 and any accrued but unpaid interest owed by the Company to Crest under the Convertible Promissory Notes entered into by and between the Company and Crest dated August 27, 2015.

4.

Pursuant to Section 1.3(c), at the Closing, all of the Purchase Price of Anssence shall be deemed to have been paid in full by cancellation of indebtedness in the principal sum of US$100,000 and any accrued but unpaid interest owed by the Company to Anssence under the Convertible Promissory Notes entered into by and between the Company and Anssence dated August 27, 2015.

SCHEDULE II

SCHEDULE III

DEFINITIONS

1.

“Action” means any charge, claim, action, complaint, petition, investigation, appeal, suit, litigation, grievance, inquiry or other proceeding, whether administrative, civil, regulatory or criminal, whether at law or in equity, or otherwise under any applicable Law, and whether or not before any mediator, arbitrator or Governmental Authority.

2.	“Adjusted Pre-Money Valuation” has the meaning ascribed to it in Section 6.13(d).

3.

“Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any partner, officer, director, member or employee of such Person and any venture capital fund now or hereafter existing that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, such Person. Notwithstanding the foregoing, the parties acknowledge and agree that (a) the name “SEQUOIA Capital” is commonly used to describe a variety of entities (collectively, the “SEQUOIA Entities”) that are affiliated by ownership or operational relationship and engaged in a broad range of activities related to investing and securities trading and (b) notwithstanding any other provision of this Agreement to the contrary, this Agreement shall not be binding on, or restrict the activities of, any (i) SEQUOIA Entity outside of the SEQUOIA China Sector Group or (ii) entity primarily engaged in investment and trading in the secondary securities market. For purposes of the foregoing, the “SEQUOIA China Sector Group” means all SEQUOIA Entities (whether currently existing or formed in the future) that are principally focused on companies located in, or with connections to, the People’s Republic of China.

4.

“Affiliated Fund” shall mean an affiliated fund or entity of any Investor, which means with respect to a limited liability company or a limited liability partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company.

5.	“Amended M&A” has the meaning ascribed to it in Section 2.10.

6.	“Anssence” means Anssence Investments Limited.

7.

“Associate” means, with respect to any Person, (i) a corporation or organization (other than the Group Companies) of which such Person is an officer or partner or is, directly or indirectly, the record or beneficial owner of five (5) percent or more of any class of Equity Securities of such corporation or organization, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity, or (iii) any relative or spouse of such Person, or any relative of such spouse.

1

SCHEDULE III

8.	“Balance Sheet” has the meaning ascribed to it in Section 16 of Schedule V.

9.	“Beijing Subsidiary” has the meaning ascribed to it in the Preamble to this Agreement.

10.

“Benefit Plan” means any employment Contract, deferred compensation Contract, bonus plan, incentive plan, profit sharing plan, retirement Contract or other employment compensation Contract or any other plan which provides or provided benefits for any past or present employee, officer, consultant, and/or director of a Person or with respect to which contributions are or have been made on account of any past or present employee, officer, consultant, and/or director of such a Person.

11.	“Board” or “Board of Directors” means any of the Group Company’s Board of Directors, as the case may be.

12.	“Breach” has the meaning ascribed to it in Section 7.1.

13.

“Business Day” means any day, other than a Saturday, Sunday or other day on which the commercial banks in Hong Kong or Beijing are authorized or required to be closed for the conduct of regular banking business.

14.	“Captive Structure” means the structure under which the WFOE Controls the Domestic Companies through the Cooperation Documents.

15.	“CFC” means a controlled foreign corporation as defined in the Code.

16.

“Charter Documents” means, with respect to a particular legal entity, the articles of incorporation, certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

17.

“Circular 37” means the Circular on the Management of Offshore Investment and Financing and Round-Trip Investment by Domestic Residents through Special Purpose Vehicles issued by the State Administration of Foreign Exchange issued by SAFE on July 4, 2014, including any of its applicable implementing rules or regulations.

18.	“Closing” has the meaning ascribed to it in Section 1.2(a).

19.	“Closing Account” has the meaning ascribed to it in Section 1.2(d)

20.	“Code” means the Internal Revenue Code of 1986, as amended.

2

SCHEDULE III

21.	“Company” has the meaning ascribed to it in the Preamble to this Agreement.

22.	“Company IP” has the meaning ascribed to it in Section 12.1 of Schedule V.

23.	“Company Law” means the Companies Law (as amended) of the Cayman Islands.

24.

“Consent” means any consent, approval, authorization, release, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.

25.

“Contract” means a contract, agreement, understanding, indenture, note, bond, loan, instrument, lease, mortgage, franchise, license, commitment, purchase order, and other legally binding arrangement, whether written or oral.

26.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person; the terms “Controlling” and “Controlled” (and their lower-case counterparts) have meanings correlative to the foregoing.

27.

“Cooperation Documents” means the following set of contracts concluded by the relevant parties on June 20, 2014 or August 27, 2015: (a) the Exclusive Business Cooperation Agreement (《独家业务合作协议》) entered into by and between Beijing Subsidiary and the WFOE; (b) the Share Pledge Agreements (《股权质押协议》) entered into by and among Beijing Subsidiary, the shareholders of Beijing Subsidiary and the WFOE; (c) the Exclusive Option Agreements (《独家购买权合同》) entered into by and among Beijing Subsidiary, the shareholders of Beijing Subsidiary and the WFOE; and (d) the Power of Attorney (《授权委托协议》) entered into by and between the WFOE and the shareholders of Beijing Subsidiary.

28.	“Conversion Shares” means Ordinary Shares issuable upon conversion of any Preferred Shares.

29.

“Convertible Securities” means, with respect to any specified Person, securities convertible or exchangeable into any shares of any class of such specified Person, however described and whether voting or non-voting.

30.	“CTD” means Crest Top Developments Limited.

31.	“Director” means the member of the Board of Directors.

3

SCHEDULE III

32.	“Disclosing Party” has the meaning ascribed to it in Section 8.2(c).

33.	“Domestic Company” has the meaning ascribed to it in the Preamble to this Agreement.

34.	“Employment Agreement” has the meaning ascribed to it in Section 2.18.

35.

“Equity Securities” means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any Contract providing for the acquisition of any of the foregoing.

36.	“Execution Date” shall mean the date of this Agreement.

37.	“Expenses” has the meaning ascribed to it in Section 8.9.

38.	“Evergreen” means EverGreen SeriesC Limited Partnership.

39.	“FCPA” means Foreign Corrupt Practices Act of the United States of America, as amended from time to time.

40.	“Financial Information” has the meaning ascribed to it in Section 16 of Schedule V.

41.

“Financial Statements” shall mean the consolidated balance sheet, income statement and statement of cash flows, prepared in accordance with US GAAP or other applicable general accounting principles and applied on a consistent basis throughout the periods indicated.

42.	“Founder” has the meaning ascribed to it in the Preamble to this Agreement.

43.

“Governmental Authority” means the government of any nation, province, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, regulation or compliance, and any corporation or other entity owned or controlled, through share or capital ownership or otherwise, by any of the foregoing.

44.

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

45.	“Grace Period” has the meaning ascribed to it in Section 7.3.

4

SCHEDULE III

46.

“Group Companies” means the Company, the WFOE, the Domestic Companies, the HK Company, any other direct or indirect Subsidiary of any Group Company, and any other entity whose Financial Statements are intended to be consolidated with those of the Company and are recorded on the books of the Company for financial reporting purposes collectively, and the “Group Company” means any one of them.

47.	“Guangzhou Laboratories Subsidiary” has the meaning ascribed to it in the Preamble to this Agreement.

48.	“Guangzhou Equipment Subsidiary” has the meaning ascribed to it in the Preamble to this Agreement.

49.	“HK Company” has the meaning ascribed to it in the Preamble to this Agreement.

50.	“HKIAC” has the meaning ascribed to it in Section 8.15(b).

51.	“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

52.	“Indemnifiable Loss” has the meaning ascribed to it in Section 7.1.

53.	“Indemnification Agreement” means agreement in the form of Exhibit D attached to this Agreement.

54.	“Indemnitee” has the meaning ascribed to it in Section 7.1.

55.	“Initial Pre-Money Valuation” has the meaning ascribed to it in Section 6.13(a).

56.

“Intellectual Property” means any and all (i) patents, patent rights and applications therefor and reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, mask works and registrations and applications therefor, author’s rights and works of authorship (including artwork, software, computer programs, source code, object code and executable code, firmware, development tools, files, records and data, and related documentation), (iv) URLs, web sites, web pages and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications, proprietary data, customer lists, databases, proprietary processes, technology, formulae, and algorithms and other intellectual property, (vi) trade names, trade dress, trademarks, domain names, service marks, logos, business names, and registrations and applications therefor, and (vii) the goodwill symbolized or represented by the foregoing.

57.	“Key Employee” means each of the Persons listed in Schedule IV.

58.	“Key Holder” has the meaning ascribed to it in the Preamble to this Agreement.

59.	“Knowledge” including the phrase “to the Warrantors’ knowledge” shall mean the actual knowledge after reasonable investigation of the Key Employees and the Founders.

5

SCHEDULE III

60.

“Law” or “Laws” means any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental Authority and any injunction, judgment, order, ruling, assessment or writ issued by any Governmental Authority.

61.	“Lease” has the meaning ascribed to it in Section 11.2 of Schedule V.

62.

“Licenses” means, collectively, (a) all licenses, sublicenses, and other Contracts to which any Group Company is a party and pursuant to which any third party is authorized to use, exercise or receive any benefit from any material Company IP, and (b) all licenses, sublicenses and other Contracts to which any Group Company is a party and pursuant to which such Group Company is authorized to use, exercise, or receive any benefit from any material Intellectual Property of another Person, in each case except for (i) agreements involving “off-the-shelf” commercially available software, and (ii) non-exclusive licenses to customers of the Business in the ordinary course of business consistent with past practice..

63.

“Lien” means any mortgage, pledge, claim, security interest, encumbrance, title defect, lien, charge or other restriction or limitation (whether on voting, sale, transfer, disposition or otherwise), whether imposed by Contract, understanding, law, equity or otherwise.

64.	“LYFE” means LYFE Capital Stone (Hong Kong) Limited.

65.	“Management Rights Letter” means each agreement in the form of Exhibit E attached to this Agreement.

66.	“Management Shareholders” has the meaning ascribed to it in the Preamble to this Agreement.

67.	“Material Agreements” has the meaning ascribed to it in Section 13.1 of Schedule V.

68.

“Material Adverse Effect” means any (i) event, occurrence, fact, condition, change or development that has had, has, or could reasonably be expected to have, individually or together with other events, occurrences, facts, conditions, changes or developments, a material adverse effect on the business, properties, assets, employees, operations, results of operations, condition (financial or otherwise), prospects, assets or liabilities of the Group Companies taken as a whole, (ii) material impairment of the ability of any Party (other than the Investors) to perform the material obligations of such party under any Transaction Documents, or (iii) material impairment of the validity or enforceability of this Agreement or any other Transaction Document against any Party hereto or thereto (other than the Investors).

69.

“MOFCOM” means the Ministry of Commerce of the PRC or, with respect to any matter to be submitted for examination and approval by the Ministry of Commerce, any Governmental Authority which is similarly competent to examine and approve such matter under the laws of the PRC.

6

SCHEDULE III

70.	“Net Loss Adjustment” has the meaning ascribed to it in Section 6.13(c).

71.	“Net Loss Difference” has the meaning ascribed to it in Section 6.13(c).

72.	“Net Loss of 2017” has the meaning ascribed to it in Section 6.13(a).

73.	“Non-Qualified Net Loss” has the meaning ascribed to it in Section 6.13(c).

74.	“Non-Qualified Sales Revenue” has the meaning ascribed to it in Section 6.13(b).

75.	“OFAC” has the meaning ascribed to it in Section 20.1 of Schedule V.

76.	“OFAC Sanctioned Person” has the meaning ascribed to it in Section 20.1 of Schedule V.

77.	“OFAC Sanctions” has the meaning ascribed to it in Section 20.1 of Schedule V.

78.	“Option Plan” has the meaning ascribed to it in Section 6.3(a).

79.	“Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Authority.

80.	“Ordinary Shares” means the Company’s ordinary shares, par value US$0.0001 per share.

81.	“Ordinary Shareholders” means the shareholders who hold Ordinary Shares of the Company.

82.

“Permitted Liens” means (i) the Liens for Taxes not yet delinquent or the validity of which are being contested in good faith and for which there are adequate reserves on the applicable financial statements, and (ii) the Liens incurred in the ordinary course of business, which (a) do not individually or in the aggregate materially detract from the value, use, or transferability of the assets that are subject to such Liens, and (b) were not incurred in connection with the borrowing of money.

83.	“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

84.	“PFIC” means a passive foreign investment company as defined in the Code.

85.	“PRC” means the Peoples’ Republic of China, excluding Hong Kong, the Macau Special Administrative Region and Taiwan.

86.	“PRC GAAP” means generally accepted accounting principles in effect in the PRC from time to time.

7

SCHEDULE III

87.	“Pre-Money Valuation” has the meaning ascribed to it in Section 6.13(a).

88.

“Preferred Shares” means any and all preferred shares outstanding and to be issued by the Company, including but not limited to Series A Preferred Shares, Series A+ Preferred Shares and Series B Preferred Shares.

89.	“Preferred Shareholders” means the shareholders who hold Preferred Shares of the Company.

90.

“Public Official” means an employee of a Governmental Authority, a member of a political party, a political candidate, an officer of a public international organization, or an officer or employee of a state-owned enterprise, including a PRC state-owned enterprise.

91.

“Public Software” means any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software (e.g., Linux) or similar licensing or distribution models, including, without limitation, software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (A) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL), (B) the Artistic License (e.g., PERL), (C) the Mozilla Public License, (D) the Netscape Public License, (E) the Sun Community Source License (SCSL), (F) the Sun Industry Standards License (SISL), (G) the BSD License, and (H) the Apache License.

92.	“Purchase Price” has the meaning ascribed to it in Section 1.1.

93.	“Qualified Auditor” has the meaning ascribed to it in Section 6.13(a).

94.	“Qualified Net Loss” has the meaning ascribed to it in Section 6.13(a).

95.	“Qualified Sales Revenue” has the meaning ascribed to it in Section 6.13(a).

96.	“Related Party” has the meaning ascribed to it in Section 14.4 of Schedule V.

97.	“Required Governmental Consents” has the meaning ascribed to it in Section 8.3 of Schedule V.

98.

“Restated Share Restriction Agreement” means the agreement proposed to be entered into among the Company, the Holding Entity, the beneficial owner of Ordinary Shares and the Investors and certain other parties thereto, in the form of Exhibit C attached to this Agreement.

99.	“RMB” means the Renminbi, the lawful currency of the PRC.

100.	“SAFE” means the State Administration of Foreign Exchange of the PRC.

8

SCHEDULE III

101.

“SAIC” means the State Administration of Industry and Commerce of the PRC or, with respect to the issuance of any business license or filing or registration to be effected by or with the State Administration of Industry and Commerce, any Governmental Authority which is similarly competent to issue such business license or accept such filing or registration under the laws of the PRC.

102.	“Sales Revenue Adjustment” has the meaning ascribed to it in Section 6.13(b).

103.	“Sales Revenue of 2017” has the meaning ascribed to it in Section 6.13(a).

104.	“SDN List” has the meaning ascribed to it in Section 20.1 of Schedule V.

105.	“Secretary” has the meaning ascribed to it in Section 20.1 of Schedule V.

106.	“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (or comparable Laws in jurisdictions other than the United States).

107.	“SEQUOIA” means SCC Venture V Holdco I, Ltd. and SCC Venture VI Holdco, Ltd..

108.	“Sequoia Director” has the meaning ascribed to it in Section 7(b)(ii) of Schedule A of Amended M&A.

109.	“Series A Preferred Shares” has the meaning specified in Section 2.1(b) of Schedule V.

110.	“Series A+ Preferred Shares” has the meaning specified in Section 2.1(c) of Schedule V.

111.	“Series B Preferred Shares” has the meaning ascribed to it in Section 1.1.

112.	“Shanghai Subsidiary” has the meaning ascribed to it in the Preamble to this Agreement.

113.	“Statement Date” has the meaning ascribed to it in Section 16 of Schedule V.

114.

“Subsidiary” or “subsidiary” means, as of the relevant date of determination, with respect to any Person (the “subject entity”), (i) any Person (x) more than 50% of whose shares or other interests entitled to vote in the election of directors or (y) more than a 50% interest in the profits or capital of such Person are owned or controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity, (ii) any Person whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with International Financial Reporting Standards or US GAAP, or (iii) any Person with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another subsidiary. For the avoidance of doubt, the Subsidiaries of the Company shall include the Group Companies.

9

SCHEDULE III

115.	“Termination Date” has the meaning ascribed to it in Section 8.22(b).

116.

“Transaction Documents” means this Agreement, the Amended M&A, the Restated Shareholders’ Agreement, the Restated Shares Restriction Agreement, the Management Rights Letter, the Indemnification Agreement, the Convertible Debt Documents and any other agreements, instruments or documents entered into in connection with this Agreement.

117.	“Transaction Terms” has the meaning ascribed to it in Section 8.2(a).

118.	“US GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.

119.	“United States Person” has the meaning ascribed to such term is Section 20.1(c) of Schedule V.

120.	“US$” means the United States dollar, the lawful currency of the United States of America.

121.	“Warrantors” means each of the Group Companies, the Key Holders, and “Warrantor” means any one of them.

122.	“WFOE” has the meaning ascribed to it in the Preamble to this Agreement.

10

SCHEDULE III

SCHEDULE IV

SCHEDULE OF KEY EMPLOYEES

Name	Title
HAN Yusheng (汉雨生)	Chief Executive Officer
WU Zhigang (吴志刚)	VP of Business Development
SHAO Liang (邵量)	East China Sales Director
ZHOU Dan (周丹)	South China VP of Sales
CHUAI Shaokun (揣少坤)	Chief Operation Officer
ZHOU Nannan (周楠楠)	North China Sales Director
Peng Wenfeng (彭文峰)	Marketing Director
DUAN Feidie (段飞蝶)	Associate Director of Inspection Dept. & Product Center
Zhang Zhihong (张之宏)	Chief Technology Officer
Liu Hao (刘颢)	Chief Medical Officer

SCHEDULE IV

SCHEDULE V

REPRESENTATIONS AND WARRANTIES OF

THE WARRANTORS

1.	Organization, Good Standing, Corporate Power and Qualification.

Except as set forth in the Section 1 of the Disclosure Schedule, each Group Company is a corporation duly organized, validly existing and in good standing under the Laws of their respective jurisdiction of incorporation and has all requisite corporate power and authority to own its properties and assets, to carry on its business as presently conducted and as proposed to be conducted, and to perform each of its obligations under the Transaction Documents to which it is a party. Each Group Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. Each Group Company that is a PRC entity has a valid business license issued by the SAIC or its local branch or other relevant Government Authorities (a true and complete copy of which has been delivered to the Investors), and has, since its establishment, carried on its business materially in compliance with the business scope set forth in its business license.

2.	Capitalization.

2.1

Company. Immediately prior to the Closing, the Company is authorized to issue up to a maximum of 200,000,000 shares, consisting of the following as further set forth in the capitalization table attached hereto as Schedule I-D:

a)

Ordinary Shares. A total of 110,942,652 authorized Ordinary Shares, par value US$0.0001 per share of the Company (each an “Ordinary Share”), of which 52,141,042 shares are issued and outstanding, including 7,381,197 shares are reserved for the Option Plan, among which 6,083,028 have been granted, and 1,298,169 currently remain outstanding;

b)

Series A Preferred Shares. A total of 45,429,741 authorized Series A Preferred Shares, par value of US$0.0001 (“Series A Preferred Shares”, and each a “Series A Preferred Share”), all of which are issued and outstanding. The rights, privileges and preferences of the Series A Preferred Shares are as stated in the Amended M&A as provided by the Company Law.

c)

Series A+ Preferred Shares. A total of 21,460,872 Series A+ Preferred Shares, par value of US$0.0001 (“Series A+ Preferred Shares, and each a “Series A+ Preferred Share”), 21,199,850 of which are issued and outstanding, and 261,022 of which has not been issued. The rights, privileges and preferences of the Series A+ Preferred Shares are as stated in the Amended M&A as provided by the Company Law.

1

SCHEDULE V

d)	Series B Preferred Shares. A total of 22,166,735 Series B Preferred Shares, none of which has been issued.

e)

Options and Reserved Shares. The Company has reserved 89,057,348 Ordinary Shares for the conversion of Preferred Shares and 7,381,197 Ordinary Shares for the Option Plan. Except for the conversion privileges of the Preferred Shares and the Option Plan or as provided in this Agreement or other Transaction Documents, there are no options, warrants, conversion privileges or other rights, or agreements with respect to the issuance thereof, presently outstanding to purchase any of the Equity Securities of the Company. Except as noted in this Section 2.1 and the rights provided in the Shareholders Agreement and the Share Restriction Agreement, no Equity Securities of the Company’s outstanding share capital, or shares issuable upon exercise or exchange of any outstanding options or other shares issuable by the Company, are subject to any preemptive rights, rights of first refusal or other rights to purchase such shares (whether in favor of the Company or any other person).

f)

Outstanding Security Holders. A complete and current list of all outstanding shareholders, option holders and other Equity Securities holders of the Company as of the date hereof and immediately prior to the Closing is set forth in Section 2.1(f) of the Disclosure Schedule, indicating the type and number of shares, options or other Equity Securities held by each such shareholder, option holder or other Equity Security holder.

2.2

HK Company. The authorized share capital of the HK Company is and immediately prior to and following the Closing shall be HK$1, divided into 1 share of HK$1 each, all of which are issued and outstanding and held by the Company.

2.3

WFOE and Domestic Companies. The registered capital of each of the WFOE and the Domestic Companies on the date hereof and immediately prior to the Closing is set forth opposite its name on Section 2.3 of the Disclosure Schedule, together with an accurate list of the record and beneficial owners of such registered capital.

2.4

No Other Securities. Except for (a) the conversion privileges of the Series B Preferred Share to be issued under this Agreement, the Series A Preferred Shares and the Series A+ Preferred Shares, (b) the rights provided in the Amended M&A and the Shareholders’ Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any Ordinary Share, Series A Preferred Shares, Series A+ Preferred Shares or Series B Preferred Share, or any securities convertible into or exchangeable for Ordinary Share, Series A Preferred Shares, Series A+ Preferred Shares or Series B Preferred Share. All of the Company’s issued and outstanding Ordinary Shares and all the Company’s underlying outstanding options are subject to (i) a right of first refusal in favor of the Company upon any proposed transfer (other than transfers for estate planning purposes); and (ii) a lock-up or market standoff agreement of not less than 180 days following the Company’s initial public offering pursuant to a registration statement filed with the SEC under the Securities Act.

2

SCHEDULE V

2.5

Issuance and Status. All presently outstanding Equity Securities of each Group Company were duly and validly issued (or subscribed for) in compliance with all applicable Laws, preemptive rights of any Person, and applicable Contracts. All share capital or registered capital, as the case may be, of each Group Company have been duly and validly issued and fully paid (or subscribed for), is nonassessable, and is and as of the Closing shall be free of any and all Liens (except for any restrictions on transfer under the Cooperation Documents, the Ancillary Agreements and applicable Laws). Except as contemplated under the Transaction Documents, there are no (a) resolutions pending to increase the share capital or registered capital of any Group Company or cause the liquidation, winding up, or dissolution of any Group Company, nor has any distress, execution or other process been levied against any Group Company, (b) dividends which have accrued or been declared but are unpaid by any Group Company, or (c) outstanding or authorized equity appreciation, phantom equity, equity plans or similar rights with respect to any Group Company. All dividends (if any) or distributions (if any) declared, made or paid by each Group Company, and all repurchases and redemptions of Equity Securities of each Group Company (if any), have been declared, made, paid, repurchased or redeemed, as applicable, in accordance with its Charter Documents and all applicable Laws. Each Group Company is the sole record and beneficial holder of all of the Equity Securities set forth opposite its name on Section 2.1(e) of the Disclosure Schedule, free and clear of all Liens of any kind other than those arising under applicable Law.

3.	Corporate Structure; Subsidiaries.

Section 3 of the Disclosure Schedule sets forth a complete structure chart showing the Group Companies, and indicating the ownership and Control relationships among all the Group Companies, the nature of the legal entity which each Group Company constitutes, the jurisdiction in which each Group Company was organized, and each jurisdiction in which each Group Company is required to be qualified or licensed to do business as a foreign Person. No Group Company owns or Controls, or has ever owned or Controlled, directly or indirectly, any Equity Security, interest or share in any other Person or is or was a participant in any joint venture, partnership or similar arrangement. No Group Company is obligated to make any investment in or capital contribution in or on behalf of any other Person. The Company was formed solely to acquire and hold the equity interests in the HK Company and the HK Company was formed solely to acquire and hold the equity interests in the WFOE. Neither the Company nor the HK Company has engaged in any other business and has not incurred any Liability since its formation, except for the note and the liabilities as disclosed in the Disclosure Schedule, incorporation cost and associated legal expenses. The WFOE is engaged in the business as set forth in the Recitals and has no other business. No Key Holder and no Person owned or controlled by any Key Holder (other than a Group Company), is engaged in the Business or has any assets in relation to the Business or any Contract with any Group Company.

3

SCHEDULE V

The WFOE has been lawfully incorporated under the laws of the PRC. The Company, the HK Company, the Key Holders, the Holding Entity, the Beijing Subsidiary and the WFOE have completed the key documentation in connection with the transactions, and each of the Cooperation Documents has been executed and delivered. Each direct and indirect equity interest holder of the Company has complied with the registration requirements under Circular 37 or any successor rule or regulation under PRC law, in relation to the transactions contemplated under this Agreement.

4.	Authorization.

All corporate action required to be taken by each Group Company’s board of directors and shareholders in order to authorize each respective Group Company to enter into the Transaction Documents to which each such Group Company is a party, and to issue the Series B Preferred Shares at the Closing and the Conversion Shares, has been taken or will be taken prior to the Closing. All action on the part of the officers of each Group Company necessary for the execution and delivery of the Transaction Documents, the performance of all obligations of such Group Company under the Transaction Documents to be performed as of the Closing, and the issuance and delivery of the Series B Preferred Shares has been taken or will be taken prior to the Closing. All action on the part of the officers of each Group Company necessary for the performance of all obligations of such Group Company under the Transaction Documents to be performed as of the Closing has been taken or will be taken prior to the Closing. The Transaction Documents, when executed and delivered by each Group Company, shall constitute valid and legally binding obligations of each Group Company, enforceable against each Group Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Shareholders’ Agreement and the Indemnification Agreement may be limited by applicable securities laws. For the purpose only of this Agreement, “reserve,” “reservation” or similar words with respect to a specified number of Ordinary Shares, Series A Preferred Shares, Series A+ Preferred Shares or Series B Preferred Shares of the Company shall mean that the Company shall, and the Board of Directors of the Company shall procure that the Company shall, refrain from issuing such number of shares so that such number of shares will remain in the authorized but unissued share capital of the Company until the conversion rights of the holders of any Convertible Securities exercisable for such shares are exercised in accordance with the Amended M&A or otherwise.

4

SCHEDULE V

5.	Valid Issuance of Shares.

5.1

The Series B Preferred Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Shareholders’ Agreement, applicable securities laws and liens or encumbrances created by or imposed by the Investor. Subject in part to the accuracy of the representations of the Investors in Schedule VII of this Agreement, the Series B Preferred Shares will be issued in compliance with all applicable securities laws. The Conversion Shares have been duly reserved for issuance, and upon issuance in accordance with the terms of the Amended M&A, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Documents, applicable securities laws and liens or encumbrances created by or imposed by an Investor. The issuance of any Series B Preferred Shares or Conversion Shares is not subject to any preemptive rights or rights of first refusal, or if any such preemptive rights or rights of first refusal exist, waiver of such rights has been obtained from the holders thereof. The Conversion Shares will be issued in compliance with all applicable securities laws.

5.2

All presently outstanding shares of the Company were duly and validly issued, fully paid and non-assessable, and are free and clear of any liens and free of restrictions on transfer (except for any restrictions on transfer under applicable securities laws) and have been issued in compliance in all material respects with the requirements of all applicable securities laws and regulations, including, to the extent applicable, the Securities Act.

6.	Governmental Consents and Filings.

All the Consents from or filings with any Governmental Authority or any other Person required in connection with the valid execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated by the Transaction Documents, in any case on the part of any party thereto (other than the Investors) have been duly obtained or completed (as applicable) and are in full force and effect. The execution, delivery and performance of each Transaction Document by each party thereto (other than the Investors) do not, and the consummation by such party of the transactions contemplated thereby will not, (i) result in any violation of, be in conflict with, or constitute a default under, require any Consent under, or give any Person rights of termination, amendment, acceleration or cancellation under, with or without the passage of time or the giving of notice, any Governmental Order, any provision of the Charter Documents of any Group Company, any applicable Laws (including without limitation Order No. 10 and the SAFE Rules and Regulations), or any Material Contract, (ii) result in any termination, modification, cancellation, or suspension of any material right of, or any augmentation or acceleration of any material obligation of, any Group Company (including without limitation, any indebtedness of such Group Company), or (iii) result in the creation of any Lien upon any of the material properties or assets of any Group Company other than Permitted Liens.

7.	Offering.

Subject in part to the accuracy of the Investors’ representations set forth in Schedule VII of this Agreement, the offer, sale and issuance of the Series B Preferred Shares are, and the issuance of the Conversion Shares will be, exempt from the qualification, registration and prospectus delivery requirements of the Securities Act and any other applicable securities Laws.

5

SCHEDULE V

8.	Compliance with Laws.

8.1

Except as set forth in Section 8.1 of the Disclosure Schedule, each Group Company is in material compliance with all applicable laws applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets or properties.

8.2

Except as set forth in Section 8.2 of the Disclosure Schedule, no event has occurred and no circumstance exists that to the Warrantors’ knowledge (i) may constitute or result in a violation by any Group Company, or a failure on the part of any Group Company to comply with any law, or (ii) may give rise to any obligation on the part of any Group Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, except for such violations or failures by a Group Company that, individually or in the aggregate, would not result in any Material Adverse Effect.

8.3

All the Consents from or with the relevant Governmental Authority required in respect of the due and proper establishment and operations of each Group Company as now conducted, including but not limited to the Consents from or with MOFCOM, SAIC, SAFE, any Tax bureau, customs authorities, product registration authorities, and health regulatory authorities and the local counterpart thereof, as applicable (or any predecessors thereof, as applicable) (collectively, the “Required Governmental Consents”), have been duly obtained or completed in accordance with all applicable Laws. Section 8.3 of the Disclosure Schedule is a complete list of such Required Governmental Consents, together with the name of the entity issuing each such Required Governmental Consent.

8.4

No Group Company has received any written notice from any Governmental Authority regarding (i) any actual, alleged or likely material violation of, or material failure to comply with, any law, or (ii) any actual, alleged or likely material obligation on the part of any Group Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

8.5

No Group Company, nor any director, agent, employee or any other person acting for or on behalf of any Group Company, has directly or indirectly (i) made any contribution, gift, bribe, payoff, influence payment, kickback, or any other fraudulent payment in any form, whether in money, property, or services to any Public Official or otherwise (A) to obtain favorable treatment in securing business for a Group Company, (B) to pay for favorable treatment for business secured, or (C) to obtain special concessions or for special concessions already obtained, for or in respect of any Group Company, in each case which would have been in violation of any applicable law or (ii) established or maintained any fund or assets in which any Group Company shall have proprietary rights that have not been recorded in the books and records of a Group Company.

6

SCHEDULE V

8.6

During the previous five (5) years, the Key Holders have not been (i) subject to voluntary or involuntary petition under any applicable bankruptcy laws or any applicable insolvency law or the appointment of a manager, receiver, or similar officer by a court for his business or property; (ii) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offences); (iii) subject to any order, judgment, or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from engaging, or otherwise imposing limits or conditions on his engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (iv) found by a court of competent jurisdiction in a civil action or by any regulatory organization to have violated any applicable securities, commodities or unfair trade practices law whatsoever, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

9.	Compliance with Other Instruments.

9.1

The Group Companies and the Key Holders are not in violation or default (i) of any provisions of its Memorandum of Association (if any), Articles of Association or any other applicable constitutional document, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule, or (v) of any provision of statute, rule or regulation applicable to such Group Company, the violation of which would either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of any Group Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to any Group Company, which would either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2	Except as disclosed in Section 9.2 of the Disclosure Schedule, there are no penalties and fines of whatsoever nature that has ever been imposed on the any of the Group Company.

10.	Corporate Documents.

The Charter Documents and all other constitutional documents (or analogous constitutional documents) of each Group Company are in the form provided to the Investors. The copy of the minute books of the Company provided to the Investors contains minutes of all meetings of directors and shareholders and all actions by written consent without a meeting by the directors and shareholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and shareholders with respect to all transactions referred to in such minutes.

7

SCHEDULE V

11.	Title; Properties.

11.1

Title; Personal Property. Each Group Company has good and valid title to all of its respective assets, whether tangible or intangible (including those reflected in the Financial Information, together with all assets acquired thereby since the incorporation of the Company, but excluding those that have been disposed of since the incorporation of the Company), in each case free and clear of all Liens, other than Permitted Liens. The foregoing assets collectively represent in all material respects all assets (including all rights and properties) necessary for the conduct of the business of each Group Company as presently conducted. Except for leased or licensed assets, no Person other than a Group Company owns any interest in any such assets. All leases of real or personal property to which a Group Company is a party are fully effective and afford the Group Company valid leasehold possession of the real or personal property that is the subject of the lease. All machinery, vehicles, equipment and other tangible personal property owned or leased by a Group Company are (a) in good condition and repair in all material respects (reasonable wear and tear excepted) and (b) not obsolete or in need in any material respect of renewal or replacement, except for renewal or replacement in the ordinary course of business. There are no facilities, services, assets or properties which are used in connection with the business of the Group and which are shared with any other Person that is not a Group Company.

11.2

Real Property. No Group Company owns or has legal or equitable title or other right or interest in any real property other than as held pursuant to Leases. Section 11.2 of the Disclosure Schedule sets forth each leasehold interest pursuant to which any Group Company holds any real property (a “Lease”), indicating the parties to such Lease, the address of the property demised under the Lease, the rent payable under the Lease and the term of the Lease. The particulars of the Leases as set forth in Section 11.2 of the Disclosure Schedule are true and complete. To the Knowledge of the Warrantors, the lessor under each Lease is qualified and has obtained all Consents necessary to enter into such Lease in all material respects, including without limitation any Consent required from the owner of the property demised pursuant to the Lease if the lessor is not such owner. There is no material claim asserted or, to the Knowledge of the Warrantors, threatened by any Person regarding the lessor’s ownership of the property demised pursuant to each Lease. Each Lease is in compliance in all material respects with applicable Laws, including with respect to the ownership and operation of property and conduct of business as now conducted by the applicable Group Company which is a party to such Lease. Each Group Company which is party to a Lease has accepted possession of the property demised pursuant to the Lease and is in actual possession thereof and has not sublet, assigned or hypothecated its leasehold interest. No Group Company uses any real property in the conduct of its business except insofar as it has secured a Lease with respect thereto. The leasehold interests under the Leases held by each Group Company are adequate for the conduct of the business of such Group Company as currently conducted.

8

SCHEDULE V

12.	Intellectual Property.

12.1

Company IP. Each Group Company owns or otherwise has sufficient rights (including but not limited to the rights of development, maintenance, licensing and sale) to all Intellectual Property necessary and sufficient to conduct its business as currently conducted by such Group Company (“Company IP”) without any known conflict with or known infringement of the rights of any other Person. Section 12.1 of the Disclosure Schedule sets forth a complete and accurate list of all Company Registered IP for each Group Company, including for each the relevant name or description, registration/certification or application number, and filing, registration or issue date.

12.2

IP Ownership. All Company Registered IP is owned by and registered or applied for solely in the name of a Group Company, is valid and subsisting and has not been abandoned, and all necessary registration, maintenance and renewal fees with respect thereto and currently due have been satisfied. No Group Company or any of its employees, officers or directors has taken any actions or failed to take any actions that would cause any Company Owned IP to be invalid, unenforceable or not subsisting. No funding or facilities of a Governmental Authority or a university, college, other educational institution or research center was used in the development of any material Company Owned IP. No material Company Owned IP is the subject of any Lien, license or other Contract granting rights therein to any other Person. No Group Company is or has been a member or promoter of, or contributor to, any industry standards bodies, patent pooling organizations or similar organizations that could require or obligate a Group Company to grant or offer to any Person any license or right to any material Company Owned IP. No Company Owned IP is subject to any proceeding or outstanding Governmental Order or settlement agreement or stipulation that (a) restricts in any manner the use, transfer or licensing thereof, or the making, using, sale, or offering for sale of any Group Company’s products or services, by any Group Company, or (b) may affect the validity, use or enforceability of such Company Owned IP. Each Key Holder has assigned and transferred to a Group Company any and all of his/her Intellectual Property related to the Business. No Group Company has (i) transferred or assigned any material Company IP; (ii) authorized the joint ownership of, any material Company IP; or (iii) permitted the rights of any Group Company in any material Company IP to lapse or enter the public domain.

12.3

Infringement, Misappropriation and Claims. No Group Company has violated, infringed or misappropriated in any material respect any Intellectual Property of any other Person nor has any Group Company received any written notice alleging any of the foregoing. To the Knowledge of the Warrantors, no Person has violated, infringed or misappropriated any material Company IP of any Group Company, and no Group Company has given any written notice to any other Person alleging any of the foregoing. No Person has challenged the ownership or use of any material Company IP by a Group Company. No Group Company has agreed to indemnify any Person for any infringement, violation or misappropriation of any Intellectual Property by such Person.

9

SCHEDULE V

12.4

Assignments and Prior IP. All material inventions and material know-how conceived by employees of a Group Company related to the business of such Group Company are currently owned exclusively by a Group Company. All employees, contractors, agents and consultants of a Group Company who are or were involved in the creation of any Intellectual Property for such Group Company have executed an assignment of inventions agreement that vests in a Group Company exclusive ownership of all right, title and interest in and to such Intellectual Property, to the extent not already provided by Law. All employee inventors of Company Owned IP have received reasonable reward and remuneration from a Group Company for his/her service inventions or service technology achievements in accordance with the applicable PRC Laws. To the Knowledge of the Warrantors, it will not be necessary to utilize any Intellectual Property of any such Persons made prior to their employment by a Group Company, except for those that are exclusively owned by a Group Company, and none of such Intellectual Property has been utilized by any Group Company. To the Knowledge of the Warrantors, none of the employees, consultants or independent contractors, currently or previously employed or otherwise engaged by any Group Company, (a) is in violation of any current or prior confidentiality, non-competition or non-solicitation obligations to such Group Company or to any other Persons, including former employers, or (b) is obligated under any Contract, or subject to any Governmental Order, that would interfere with the use of his or her best efforts to promote the interests of the Group Companies or that would conflict with the business of such Group Company as presently conducted.

12.5

Licenses. Section 12.5 of the Disclosure Schedule contains a complete and accurate list of the Licenses. The Group Companies have paid all license and royalty fees required to be paid under the Licenses.

12.6

Protection of IP. Each Group Company has taken reasonable and appropriate steps to protect, maintain and safeguard material Company IP and made all applicable filings, registrations and payments of fees in connection with the foregoing. Without limiting the foregoing, all current and former officers, employees, consultants and independent contractors of any Group Company and all suppliers, customers, distributors, and other third parties having access to any material Company IP have executed and delivered to such Group Company an agreement requiring the protection of such Company IP. To the extent that any Company IP has been developed or created independently or jointly by an independent contractor or other third party for any Group Company, or is incorporated into any products or services of any Group Company, such Group Company has a written agreement with such independent contractor or third party and has thereby obtained ownership of, and is the exclusive owner of all such independent contractor’s or third party’s Intellectual Property in such work, material or invention by operation of law or valid assignment.

12.7

No Public Software. No Public Software forms part of any product or service provided by any Group Company or was or is used in connection with the development of any product or service provided by any Group Company or is incorporated into, in whole or in part, or has been distributed with, in whole or in part, any product or service provided by any Group Company. No Software included in any Company Owned IP has been or is being distributed, in whole or in part, or was used, or is being used in conjunction with any Public Software in a manner which would require that such Software be disclosed or distributed in source code form or made available at no charge.

10

SCHEDULE V

13.	Agreements.

13.1

Save for the agreements set out in Section 13.1 of the Disclosure Schedule (the “Material Agreements”) and the Transaction Documents, there are no other agreements, understandings, instruments, contracts or proposed transactions to which any Group Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, any Group Company in excess of US$500,000 per annum or in excess of US$300,000 in the aggregate, (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from any Group Company, other than from or to another Group Company or from the Founders or their Holding Entity to a Group Company, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person or affect any Group Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (iv) indemnification by any Group Company with respect to infringements of proprietary rights. All the Material Agreements are valid, binding and enforceable obligations of the parties thereto and the terms thereof have been complied with by the relevant Group Company by all the other parties thereto. There are no circumstances likely to give rise to any material breach of such terms, no grounds for rescission, avoidance or repudiation of any of the Material Agreements which would have a Material Adverse Effect and no notice of termination or of intention to terminate has been received in respect of any Material Agreement.

13.2

Save as set out in Section 13.2 of the Disclosure Schedule, the Company has not declared or paid any dividends, or authorized or made any distribution upon or with respect to any class of its share capital, and no Group Company has (i) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of US$25,000 or US$50,000 in the aggregate, (ii) made any loans or advances to any person, other than ordinary advances for travel expenses and trade receivables in the ordinary course of business, or (iii) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business or otherwise envisaged in this Agreement. For the purposes of Section 13.1 and Section 13.2 of this Schedule V all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.

13.3

Save as set out in Section 13.3 of the Disclosure Schedule or in connection with this Agreement and the other Transaction Documents, no Group Company has engaged in the past three (3) months in any discussion with any representative of any corporation, partnership, trust, joint venture, limited liability company, association or other entity, or any individual, regarding (i) a sale of all or substantially all of such Group Company’s assets, or (ii) any merger, consolidation or other business combination transaction of such Group Company with or into another corporation, entity or person.

11

SCHEDULE V

14.	Conflict of Interest and Related Party Transactions.

14.1

Other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Board of Directors, (iii) the purchase of the Company’s share capital in accordance with applicable law, and the issuance of options to purchase the Company’s Ordinary Shares, and (iv) the transactions contemplated in the Transaction Documents, in each instance, disclosed in Section 14.1 of the Disclosure Schedule, there are no agreements, understandings or proposed transactions between any Group Company and any of its officers, directors, consultants or employees, or any Affiliate thereof, respectively.

14.2

No Group Company is indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses. None of the Group Companies’ directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing (i) are, directly or indirectly, indebted to any Group Company or, (ii) to the Warrantors’ knowledge, have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which any Group Company has a business relationship, or any firm or corporation which competes with any Group Company except that directors, officers or employees or shareholders of the Company may own shares in (but not exceeding one percent (1%) of the outstanding shares of) publicly traded companies that may compete with any Group Company. To the Warrantors’ knowledge, none of the Group Companies’ employees or directors or any members of their immediate families or any Affiliate of any of the foregoing are, directly or indirectly, interested in any contract with any Group Company. None of the directors or officers, or any members of their immediate families, has any material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Group Companies’ five (5) largest business relationship partners, service providers, joint venture partners, licensees and competitors.

14.3

Except for the Group Companies and the entities set forth in Section 14.3 of Disclosure Schedule, there are no corporations, partnerships, trusts, joint ventures, limited liability companies or other business entities in which any Founder or his Holding Entity owns or controls, directly or indirectly, any voting interests, excluding the Founder’s or his Holding Entity’s one percent (1%) of the outstanding shares in publicly traded companies.

12

SCHEDULE V

14.4

Except as disclosed in Section 14.4 of the Disclosure Schedule and contemplated under the Transaction Documents, no employee, officer, or director of any Group Company (“Related Party”) or member of such Related Party’s immediate family, or any corporation, limited liability company, partnership or other entity in which such Related Party is an officer, director or partner, or in which such Related Party has significant ownership interests or otherwise controls, loans, or extend or guarantee credit) to any of them. To the Company’s knowledge and except as provided in Section 14.4 of the Disclosure Schedule, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of such Related Party’s immediate families may own stock in publicly traded companies that may compete with the Company. Except as provide in Section 14.4 of the Disclosure Schedule, no Related Party or member of their immediate family is directly or indirectly interested in any material contract with the Company.

15.	Rights of Registration and Voting Rights.

Except as provided in the Shareholders’ Agreement, no Group Company is under any obligation to register under the Securities Act or any other applicable securities laws, any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Warrantors’ knowledge, except as contemplated in the Shareholders’ Agreement, no shareholder of any Group Company has entered into any agreements with respect to the voting of shares in the capital of the Company. Except as contemplated by or disclosed in the Transaction Documents, the Founders or their Holding Entities are parties to or have any knowledge of any agreements, written or oral, relating to the acquisition, disposition, registration under the Securities Act, or voting of the shares or securities of any Group Company.

16.	Financial Statements.

The Company has provided true and complete copies of the financial statements and information of the Group Companies (the “Financial Information”, including without limitation, audited and/or unaudited balance sheets of the Group Companies, if applicable) to the Investors prior to the Closing. Further, Section 16 of the Disclosure Schedule sets forth the unaudited financial statements of the Domestic Companies as of and for the fiscal year ending on November 30, 2016 and the unaudited consolidated balance sheets (the “Balance Sheet”) and statements of operations and cash flows for the Domestic Companies as of and for the six-month period ending on November 30, 2016 (the “Statement Date”) (collectively, the Financial Information referred to above, the “Financial Statements”). The Financial Statements provided to the Investors (a) have been prepared in accordance with the books and records of the Group Companies, (b) fairly present in all material respects the financial condition and position of the Group Companies as of the dates indicated therein and the results of operations and cash flows of the Group for the periods indicated therein. All of the accounts receivable owing to any of the Group Companies, including without limitation all accounts receivable set forth on the Financial Statements, constitute valid and enforceable claims and are current and collectible in the ordinary course of business in all material respects, net of any reserves shown on the Financial Information (which reserves are adequate and were calculated on a basis consistent with the Accounting Standards), and no further goods or services are required to be provided in order to complete the sales and to entitle the applicable Group Company to collect in full in respect of any such receivables. There are no material, contingent or asserted claims, refusals to pay, or other rights of set-off with respect to any accounts receivable of any Group Company. Except as set forth in the Financial Statements, each Group Company has no material liabilities or obligations, contingent or otherwise, as of the Statement Date, other than (i) liabilities incurred in the ordinary course of business subsequent to the Statement Date, (ii) obligations under contracts and commitments incurred in the ordinary course of business and (iii) liabilities and obligations of a type or nature not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect. Each Group Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

13

SCHEDULE V

17.	Changes.

Since the Statement Date, the Group (i) has operated its business in the ordinary course consistent with its past practice, (ii) used its reasonable best efforts to preserve its business, (iii) collected receivables and paid payables and similar obligations in the ordinary course of business consistent with past practice, and (iv) not engaged in any new line of business or entered into any agreement, transaction or activity or made any commitment except those in the ordinary course of business consistent with past practice. Since the incorporation of the Company, there has not been any Material Adverse Effect or any material change in the way the Group conducts its business, and there has not been by or with respect to any Group Company:

(a)	any change in the assets, liabilities, financial condition or operating results of any Group Company from that reflected in the Financial Statements;

(b)	any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect on a Group Company;

(c)	any waiver or compromise by any Group Company of a valuable right or of a material debt owed to it;

(d)

any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by any Group Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(e)	any material change to a material contract or agreement by which any Group Company or any of its assets is bound or subject;

(f)	any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

14

SCHEDULE V

(g)	any resignation or termination of employment of any officer or Key Employee of any Group Company;

(h)

any mortgage, pledge, transfer of a security interest in, or lien, created by any Group Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair such Company’s ownership or use of such property or assets;

(i)

any dividend, loans or guarantees made by any Group Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(j)

any declaration, setting aside or payment or other distribution in respect of any Group Company’s share capital, or any direct or indirect redemption, purchase, or other acquisition of any of such shares by any Group Company;

(k)	any sale, assignment or transfer of any Group Company Intellectual Property that could reasonably be expected to result in a Material Adverse Effect;

(l)	receipt of notice that there has been a loss of, or material order cancellation by, any major customer of any Group Company;

(m)

except in the ordinary course of business consistent with its past practice, entry into any closing agreement in respect of material Taxes, settlement of any claim or assessment in respect of any material Taxes, or Consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of any material Taxes, entry or change of any material Tax election, change of any method of accounting resulting in a material amount of additional Tax or filing of any material amended Tax Return;

(n)

to the Warrantors’ knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

(o)	any arrangement or commitment by the Company to do any of the things described in this Section 17.

18.	Employee Matters.

18.1

Section 18.1 of the Disclosure Schedule sets forth a list of each officer, employee, consultant and independent contractor of any Group Company who is anticipated to receive compensation (including salary, bonus, severance obligations and deferred compensation paid or payable) in excess of US$75,000 or is anticipated to receive annual compensation in excess of US$75,000.

15

SCHEDULE V

18.2

To the Warrantors’ knowledge, no employee of any Group Company is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Group Companies or that would conflict with the Group Companies’ business. Neither the execution or delivery of the Transaction Documents, nor the carrying on of the Company’s business by the employees of the Group Companies, nor the conduct of the business as now conducted and as presently proposed to be conducted, will, to the Warrantors’ knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

18.3

No Group Company is delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants, or independent contractors. Except as set forth in the Section 18.3 of the Disclosure Schedule, each Group Company has complied in all material respects with all applicable laws related to employment, including those related to wages, hours, worker classification, and collective bargaining, and the payment and withholding of taxes and other sums as required by law except where noncompliance with any applicable law would not result in a Material Adverse Effect. Each Group Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of such Group Company and is not liable for any arrears of wages, taxes, penalties, or other sums for failure to comply with any of the foregoing.

18.4

To the Warrantors’ knowledge, no employee intends to terminate employment with any Group Company or is otherwise likely to become unavailable to continue as a employee, nor does any Group Company have a present intention to terminate the employment of any of the foregoing. The employment of each employee of the Company is terminable at the will of the Company. Except as set forth in Section 18.4 of the Disclosure Schedule or as required by law, upon termination of the employment of any such employees, no severance or other payments will become due. Except as set forth in Section 18.4 of the Disclosure Schedule, the Company has no policy, practice, plan, or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

18.5

The Company has not made any representations regarding equity incentives to any officer, employees, director or consultant that are inconsistent with the share amounts and terms set forth in the Company’s board minutes.

18.6

Except as set forth in the Section 18.6 of the Disclosure Schedule, each former employee whose employment was terminated by the Company has entered into an agreement with the Company providing for the full release of any claims against the Company or any related party arising out of such employment.

16

SCHEDULE V

18.7

Except for those required by the applicable laws and regulations, Section 18.7 of the Disclosure Schedule sets forth each and every employee benefit plan maintained, established or sponsored by any Group Company, or in which any Group Company participates in or contributes to in any jurisdiction, including without limitation, the PRC (the “Employee Benefit Plans”). Save as set out in Section 18.7 of the Disclosure Schedule, there is no other pension, retirement, profit-sharing, deferred compensation, bonus, incentive or other employee benefit program, arrangement, agreement or understanding to which any Group Company contributes, is bound, or under which any employees or former employees (or their beneficiaries) are eligible to participate or derive a benefit. Each Group Company has made all required contributions under all the Employee Benefit Plans including without limitation all contributions required to be made under the PRC social insurance and housing schemes, and has complied in all material respects with all applicable laws of any jurisdiction, in relation to the Employee Benefit Plans.

18.8

No Group Company is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Warrantors’ knowledge, has sought to represent any of the employees, representatives or agents of any Group Company. There is no strike or other labor dispute involving any Group Company pending, or to the Warrantors’ knowledge, threatened, which could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees.

18.9

To the Warrantors’ knowledge, none of the employees or directors of any Group Company has been (a) subject to voluntary or involuntary petition under any applicable bankruptcy laws or any state insolvency laws or the appointment of manager, a receiver or similar officer by a court for his business or property; (b) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) subject to any order, judgment, or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from engaging, or otherwise imposing limits or conditions on his engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (d) found by a court of competent jurisdiction in a civil action or by any relevant regulatory organization to have violated any applicable securities, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

17

SCHEDULE V

19.	Tax Matters.

19.1

All material Tax Returns required to be filed on or prior to the date hereof with respect to each Group Company has been duly and timely filed by such Group Company within the requisite period and completed on a proper basis in accordance with the applicable Laws in all material respects, and are up to date and correct in all material respects. All Taxes owed by each Group Company (whether or not shown on every Tax Return) have been paid in full or provision for the payment thereof have been made, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves (determined in accordance with the Accounting Standards) have been provided in the audited Financial Information. No deficiencies for any Taxes with respect to any Tax Returns have been asserted in writing by, and no notice of any pending action with respect to such Tax Returns has been received from, any Tax authority, and, to the Knowledge of each Group Company, no dispute relating to any Tax Returns with any such Tax authority is outstanding or threatened. Each Group Company has timely paid all material Taxes owed by it which are due and payable (whether or not shown on any Tax Return) and withheld and remitted to the appropriate Governmental Authority all material Taxes which it is obligated to withhold and remit from amounts owing to any employee, creditor, customer or third party.

19.2

No audit of any Tax Return of each Group Company and, to the Knowledge of each Group Company, no formal investigation with respect to any such Tax Return by any Tax authority is currently in progress and no Group Company has waived any statute of limitations with respect to any Taxes, or agreed to any extension of time with respect to an assessment or deficiency for such Taxes.

19.3	No written claim has been made by a Governmental Authority in a jurisdiction where the Group does not file Tax Returns that any Group Company is or may be subject to taxation by that jurisdiction.

19.4

The assessment of any additional Taxes with respect to the applicable Group Company for periods for which Tax Returns have been filed is not expected to exceed the recorded Liability therefor in the most recent balance sheet in the Financial Information (as defined below), and there are no unresolved questions or claims concerning any Tax Liability of any Group Company. Since the incorporation of the Company, no Group Company has incurred any liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom and practice. There is no pending dispute with, or notice from, any Tax authority relating to any of the Tax Returns filed by any Group Company, and to the Knowledge of the Warrantors, there is no proposed Liability for a deficiency in any Tax to be imposed upon the properties or assets of any Group Company.

19.5

No Group Company has been the subject of any examination or investigation by any Tax authority relating to the conduct of its business or the payment or withholding of Taxes that has not been resolved or is currently the subject of any examination or investigation by any Tax authority relating to the conduct of its business or the payment or withholding of Taxes. No Group Company is responsible for the Taxes of any other Person by reason of Contract, successor liability or otherwise.

19.6

The Group Companies have been in compliance with all applicable Laws relating to all Tax credits and Tax holidays enjoyed by the Group Companies established under the Laws of the PRC under applicable Laws.

18

SCHEDULE V

19.7	The Company is not a PFIC or CFC or a U.S. real property holding corporation as of immediately following the Closing.

19.8	Each of the Group Companies is treated as a corporation for U.S. federal income tax purposes.

20.	OFAC Compliance.

20.1

Neither the Company nor any Group Company or, to the Company’s knowledge, any directors, administrators, officers, board of directors (supervisory and management) members or employees of the Company or any Group Company is an OFAC Sanctioned Person (as defined below). The Group Companies and, to the Company’s knowledge, their directors, administrators, officers, administrators, board of directors (supervisory and management) members or employees are in compliance with, and have not previously violated, the USA Patriot Act of 2001, and all other applicable United States and PRC anti-money laundering laws and regulations. To the knowledge of the Company, none of (i) the purchase and sale of the Series B Preferred Shares, (ii) the execution, delivery and performance of this Agreement or any of the documents in Exhibits attached hereto, or (iii) the consummation of any transaction contemplated hereby or thereby, or the fulfillment of the terms hereof or thereof, will result in a violation by the Shareholder or any Employee, of any of the OFAC Sanctions or of any anti-money laundering laws of the United States, the PRC or any other jurisdiction.

For the purposes of this Section 20.1:

(a)

“OFAC Sanctions” means any sanctions program administered by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) under authority delegated to the Secretary of the Treasury (the “Secretary”) by the President of the United States or provided to the Secretary by statute, and any order or license issued by, or under authority delegated by, the President or provided to the Secretary by statute in connection with a sanctions program thus administered by OFAC. For ease of reference, and not by way of limitation, OFAC Sanctions programs are described on OFAC’s website at www.treas.gov/ofac.

(b)

“OFAC Sanctioned Person” means any government, country, corporation or other entity, group or individual with whom or which the OFAC Sanctions prohibit a United States Person from engaging in transactions, and includes without limitation any individual or corporation or other entity that appears on the current OFAC list of Specially Designated Nationals and Blocked Persons (the “SDN List”). For ease of reference, and not by way of limitation, OFAC Sanctioned Persons other than government and countries can be found on the SDN List on OFAC’s website at www.treas.gov/offices/enforcement/ofac/sdn.

19

SCHEDULE V

(c)

“United States Person” means any United States citizen, permanent resident alien, entity organized under the laws of the United States (including foreign branches), or any person (individual or entity) in the United States, and, with respect to the Cuban Assets Control Regulations, also includes any corporation or other entity that is owned or controlled by one of the foregoing, without regard to where it is organized or doing business.

20.2	Foreign Corrupt Practices Act.

None of the Company or any Group Company or, to the Company’s knowledge, any of their directors, administrators, officers, board of directors (supervisory and management) members or employees have made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to (a) any foreign official (as such term is defined in the FCPA) for the purpose of influencing any official act or decision of such official or inducing him or her to use his or her influence to affect any act or decision of a governmental authority, or (b) any foreign political party or official thereof or candidate for foreign political office for the purpose of influencing any official act or decision of such party, official or candidate or inducing such party, official or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, in the case of both (a) and (b) above in order to assist the Company or any Group Company to obtain or retain business for, or direct business to the Company or any Group Company, as applicable, subject to applicable exceptions and affirmative defenses. None of the Company, any Group Company or any of their respective directors, administrators, officers, board of directors (supervisory and management) members or employees has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation subject to applicable exceptions and affirmative defenses.

21.	Insurance.

Section 21 of the Disclosure Schedule provides a complete list of each Group Company’s insurance policies currently in effect. No Group Company has done or omitted to do or suffered anything to be done or not to be done other than any acts in the ordinary course of business which has or would render any policies of insurance taken out by it or by any other person in relation to any such Group Company’s assets void or voidable or which would result in an increase in the rate of premiums on the said policies and there are no claims outstanding and no circumstances which would give rise to any claim under any such policies of insurance.

20

SCHEDULE V

22.	Actions.

There is no Action pending or threatened against or affecting any Group Company or any of its officers, directors or employees with respect to its businesses or proposed business activities, or, to the Knowledge of the Warrantors, any officers, directors or employees of any Group Company in connection with such person’s respective relationship with such Group Company, nor to the Knowledge of the Warrantors is there any basis for any of the foregoing. By way of example, but not by way of limitation, there are no Actions pending against any of the Group Companies or threatened against any of the Group Companies, relating to the use by any employee of any Group Company of any information, technology or techniques allegedly proprietary to any of their former employers, clients or other parties. There is no judgment or award unsatisfied against any Group Company, nor is there any Governmental Order in effect and binding on any Group Company or their respective assets or properties. There is no material Action pending by any Group Company against any third party nor does any Group Company intend to commence any such Action. No Governmental Authority has at any time challenged or questioned in writing the legal right of any Group Company to conduct in any material respect its business as presently being conducted.

23.	Liabilities.

Except as set forth in Section 23 of the Disclosure Schedule or arising under the instruments set forth in Section 13 of the Disclosure Schedule, No Group Company has any Liabilities of the type required to be disclosed on a balance sheet except for (i) liabilities set forth in the Balance Sheet that have not been satisfied since the Statement Date, and (ii) current liabilities incurred since the Statement Date in the ordinary course of the Group’s business consistent with its past practices and which do not exceed US$50,000 in the aggregate. None of the Group Companies has any Indebtedness that it has directly or indirectly created, incurred, assumed, or guaranteed, or with respect to which the Group Company has otherwise become directly or indirectly liable. None of the Group Companies is a guarantor or indemnitor of any Liabilities of any other Person.

24.	Environmental and Safety Laws.

To the knowledge of the Company, no Group Company is in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, except where such failure would not have a material adverse effect on such Group Company’s business or properties, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

25.	Internal Controls.

Each Group Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions by it are executed in accordance with management’s general or specific authorization, (b) transactions by it are recorded as necessary to permit preparation of financial statements in conformity with the Accounting Standards and to maintain asset accountability, (c) access to assets of it is permitted only in accordance with management’s general or specific authorization, (d) the recorded inventory of assets is compared with the existing tangible assets at reasonable intervals and appropriate action is taken with respect to any material differences, (e) segregating duties for cash deposits, cash reconciliation, cash payment, proper approval is established, and (f) no personal assets or bank accounts of the employees, directors, officers are mingled with the corporate assets or corporate bank account, and no Group Company uses any personal bank accounts of any employees, directors, officers thereof during the operation of the business. The signatories for each bank account of each Group Company are listed on Section 25 of the Disclosure Schedule.

21

SCHEDULE V

26.	Manufacture, Marketing and Development Rights.

No Group Company has granted rights to manufacture, produce, assemble, license, market, or sell its respective products or services to any other person and is not bound by any agreement that affects any Group Company’s exclusive rights to develop, manufacture, assemble, distribute, market or sell its respective products or services.

27.	Disclosure; Projections.

The Company has made available to the Investors all the information reasonably available to the Company that the Investors have requested for deciding whether to acquire the Series B Preferred Shares, including certain of financial projections with respect to the Company, each of which were prepared in good faith. To the Warrantors’ knowledge, no representation or warranty of any Warrantor contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to the Investors at the Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

28.	No Brokers.

Neither any Group Company nor any of its Affiliates has any Contract with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement or by any of the Transaction Documents, or has incurred any Liability for any brokerage fees, agents’ fees, commissions or finders’ fees in connection with any of the Transaction Documents or the consummation of the transactions contemplated therein.

29.	Entire Business.

There are no material facilities, services, assets or properties shared with any entity other than the Group Company which are used in connection with the business of the Domestic Companies.

30.	Assets and Business of the Founders.

Except as disclosed in the Section 30 of the Disclosure Schedule, the Founders do not hold, own, manage, engage in, operate, control, directly or indirectly, any assets or business that is related to the business of any Group Company or otherwise competes with the Group Companies.

22

SCHEDULE V

SCHEDULE VI

DISCLOSURE SCHEDULE

SCHEDULE VI

SCHEDULE VII

REPRESENTATIONS AND WARRANTIES OF

THE INVESTORS

1.	Authorization.

Such Investor has full power, authority and legal capacity to enter into, deliver and perform the Transaction Documents. The Transaction Documents to which the Investor is a party, when executed and delivered by such Investor, will constitute valid and legally binding obligations of the Investor, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies, or (ii) to the extent the indemnification provisions contained in the Shareholders’ Agreement may be limited by applicable securities laws.

2.	Compliance with other Instruments.

The execution, delivery and performance by the Investors of the Transaction Documents does not and will not contravene, breach or violate the terms of any agreement, document or instrument to which such Investor is a party or by which any of such Investor’s assets or properties are bound.

3.	Disclosure of Information.

Such Investor has had an opportunity to discuss the Group Companies’ business, management, financial affairs and the terms and conditions of the offering of the Series B Preferred Shares with the Group Companies’ management and has had an opportunity to review the Group Companies’ facilities. The foregoing, however, does not limit or modify the representations and warranties of the Warrantor in this Agreement, or the right of the Investors to rely thereon save as set forth in the Disclosure Schedule.

4.	Restricted Securities.

The Investor understands that the Series B Preferred Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein. The Investor understands that the Series B Preferred Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the Series B Preferred Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Investor acknowledges that the Company has no obligation to register or qualify the Series B Preferred Shares or the Conversion Shares for resale except as set forth in the Shareholders’ Agreement. The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Series B Preferred Shares, and on requirements relating to the Company which are outside of the Investor’s control, and which the Company is under no obligation and may not be able to satisfy. The Investor understands that this offering is not intended to be part of the public offering, and that the Investor will not be able to rely on the protection of Section 11 of the Securities Act.

1

SCHEDULE VII

5.	No Public Market.

The Investor understands that no public market now exists for the Series B Preferred Shares, and that the Company has made no assurances that a public market will ever exist for the Series B Preferred Shares.

6.	Purchase Entirely for Own Account.

The Series B Preferred Shares and the Conversion Shares will be acquired for each Investor’s own or its Affiliated Fund’s account, not as a nominee or agent, and not with a view to resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Investor further represents that it does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Series B Preferred Shares.

7.	Legends.

The Investor understands that the Series B Preferred Shares and any securities issued in respect of or exchange for the Shares, may bear one or all of the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

7.1	Any legend set forth in, or required by, the other Transaction Documents.

7.2	Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate so legended.

2

SCHEDULE VII

SCHEDULE VIII

Notices

If to the Group Companies:

Address:	Guangzhou International Biological Island Luo Xuan Four Road No.7 Standard Industry Unit 2, Building 3, F 6, 601 (广州市国际生物岛螺旋四路７号标准产业单元二期3栋六层601单元), 510300
Tel:	***
Attention:	HAN Yusheng

If to the Founders/Holding Entity:

HAN Yusheng (汉雨生)
Address:	Guangzhou International Biological Island Luo Xuan Four Road No.7 Standard Industry Unit 2, Building 3, F 6, 601 (广州市国际生物岛螺旋四路７号标准产业单元二期3栋六层601单元), 510300
Tel:	***
Attention:	HAN Yusheng

WU Zhigang (吴志刚)
Address:	Guangzhou International Biological Island Luo Xuan Four Road No.7 Standard Industry Unit 2, Building 3, F 6, 601 (广州市国际生物岛螺旋四路７号标准产业单元二期3栋六层601单元), 510300
Tel:	020-31125629
Attention:	HAN Yusheng

If to the Management Shareholders:

SHAO Liang (邵量)
Address:	Guangzhou International Biological Island Luo Xuan Four Road No.7 Standard Industry Unit 2, Building 3, F 6, 601 (广州市国际生物岛螺旋四路７号标准产业单元二期3栋六层601单元), 510300
Tel:	***
Attention:	HAN Yusheng

ZHOU Dan (周丹)
Address:	Guangzhou International Biological Island Luo Xuan Four Road No.7 Standard Industry Unit 2, Building 3, F 6, 601 (广州市国际生物岛螺旋四路７号标准产业单元二期3栋六层601单元), 510300
Tel:	***
Attention:	HAN Yusheng

SCHEDULE VIII

YIN Dong (尹东)
Address:	Guangzhou International Biological Island Luo Xuan Four Road No.7 Standard Industry Unit 2, Building 3, F 6, 601 (广州市国际生物岛螺旋四路７号标准产业单元二期3栋六层601单元), 510300
Tel:	***
Attention:

ZHANG Xumou (张绪谋)
Address:	Guangzhou International Biological Island Luo Xuan Four Road No.7 Standard Industry Unit 2, Building 3, F 6, 601 (广州市国际生物岛螺旋四路７号标准产业单元二期3栋六层601单元), 510300
Tel:	***
Attention:	HAN Yusheng

CHUAI Shaokun (揣少坤)
Address:	Guangzhou International Biological Island Luo Xuan Four Road No.7 Standard Industry Unit 2, Building 3, F 6, 601 (广州市国际生物岛螺旋四路７号标准产业单元二期3栋六层601单元), 510300
Tel:	***
Attention:	HAN Yusheng

If to the Investors:

SEQUOIA:
Address:	Suite 3613, 36/F Two Pacific Place, 88 Queensway Road, Hong Kong
Tel:	***
Fax:	***
Attention:	Kok Wai Yee

LYFE:
Address:	1804 Zhongxin Plaza, 1468 Nanjing West Road, Shanghai (上海南京西路 1468 号中欣大厦 1804 室),200040
Tel:	***
Attention:	ZHAO Jin

Anssence Investments Limited:
Address:	Room1208, Block C, Rongke Zixun Centre, No.2 Xueyuan South Road, Hiadian District, Beijing (北京市海淀区科学院南路2号融科资讯中心 C座南楼1208室)
Tel:	***
Fax:	***
Attention:	Long Hai (龙海)

SCHEDULE VIII

CTD:
Address:	4F, 39 Haidian West Street, Haidian District Beijing (北京市海淀区海淀西大街39号四层), 100080
Tel:	***
Fax:	***
Attention:	LENG Yan

EverGreen SeriesC Limited Partnership:
Address:	Units 1803-4, 18/F, Bank of America Tower,12 Harcourt Road, Central, Hong Kong
Tel:	***
Fax:	***
Attention:	Gary WONG

SCHEDULE VIII

EXHIBIT A

FORM OF FOURTH AMENDED AND RESTATED MEMORANDUM AND ARTICLES

EXHIBIT B

FORM OF SECOND AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

EXHIBIT C

FORM OF SECOND AMENDED AND RESTATED SHARES RESTRICTION AGREEMENT

EXHIBIT D

FORM OF INDEMNIFICATION AGREEMENT

EXHIBIT E

FORM OF MANAGEMENT RIGHTS LETTER

EXHIBIT F

FORM OF LEGAL OPINIONS

EXHIBIT G

FORM OF CEO COMPLIANCE CERTIFICATE

EXHIBIT H

FORM OF SHARE REDEMPTION AGREEMENT

EXHIBIT I

APPLICATION FOR SHARES

EXHIBIT J

PROMISSORY NOTE

EXHIBIT